                                                                     Exhibit 3.2


                                                               Execution Version

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                           SECOND AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                              ONEOK PARTNERS, L.P.

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

                                TABLE OF CONTENTS

ARTICLE I ORGANIZATION....................................................     2
   Section 1.1   Formation and Continuation...............................     2
   Section 1.2   Name.....................................................     3
   Section 1.3   Registered Office; Registered Agent; Principal Office;
                 Other Offices............................................     3
   Section 1.4   Power of Attorney........................................     3
   Section 1.5   Term.....................................................     4

ARTICLE II DEFINITIONS....................................................     5
   Section 2.1   Definitions..............................................     5
   Section 2.2   Construction.............................................    25

ARTICLE III PURPOSE, BUSINESS AND POWERS..................................    25
   Section 3.1   Purpose and Business.....................................    25
   Section 3.2   Powers...................................................    26

ARTICLE IV CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS....    26
   Section 4.1   Prior Contributions......................................    26
   Section 4.2   Issuances of Additional Partnership Securities...........    27
   Section 4.3   Limited Preemptive Rights................................    28
   Section 4.4   Capital Accounts.........................................    28
   Section 4.5   Splits and Combinations..................................    30
   Section 4.6   Fully Paid and Non-Assessable Nature of Limited Partner
                 Interests................................................    31
   Section 4.7   Interest and Withdrawal..................................    31
   Section 4.8   Establishment of Class B Units...........................    32
   Section 4.9   Amendment of Terms of Class B Units if Unitholder
                 Approval is not Obtained.................................    35
   Section 4.10  Amendment of Terms of Class B Units Upon Removal of the
                 General Partner..........................................    39
   Section 4.11  Change of New York Stock Exchange Rules or
                 Interpretations..........................................    43

ARTICLE V ALLOCATIONS AND DISTRIBUTIONS...................................    44
   Section 5.1   Allocations for Capital Account Purposes.................    44
   Section 5.2   Allocations for Tax Purposes.............................    49
   Section 5.3   Requirement and Characterization of Distributions;
                 Distributions to Record Holders..........................    52
   Section 5.4   Distributions of Available Cash from Cash from
                 Operations...............................................    52
   Section 5.5   Distributions of Cash from Interim Capital Transactions..    53
   Section 5.6   Adjustment of Minimum Quarterly Distribution and Target
                 Distribution Levels......................................    53

ARTICLE VI MANAGEMENT AND OPERATION OF BUSINESS...........................    54
   Section 6.1   Management...............................................    54
   Section 6.2   Certificate of Limited Partnership.......................    56
   Section 6.3   Restrictions on the General Partner's Authority..........    57


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
   Section 6.4   Reimbursement of the General Partner.....................    58
   Section 6.5   Outside Activities.......................................    58
   Section 6.6   Loans to and from the General Partner; Loans or
                 Contributions from the Partnership or Group Members......    60
   Section 6.7   Indemnification..........................................    61
   Section 6.8   Liability of Indemnitees.................................    63
   Section 6.9   Resolution of Conflicts of Interest; Standards of Conduct
                 and Modification of Duties...............................    63
   Section 6.10  Other Matters Concerning the General Partner.............    66
   Section 6.11  Title to Partnership Assets..............................    66
   Section 6.12  Purchase or Sale of Partnership Securities...............    67
   Section 6.13  Registration Rights of Certain Persons...................    67
   Section 6.14  Reliance by Third Parties................................    70

ARTICLE VII RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS....................    71
   Section 7.1   Limitation of Liability..................................    71
   Section 7.2   Management of Business...................................    71
   Section 7.3   Outside Activities of the Limited Partners...............    71
   Section 7.4   Return of Capital........................................    71
   Section 7.5   Rights of Limited Partners...............................    72

ARTICLE VIII BOOKS, RECORDS, ACCOUNTING AND REPORTS.......................    73
   Section 8.1   Records and Accounting...................................    73
   Section 8.2   Fiscal Year..............................................    73
   Section 8.3   Reports..................................................    73

ARTICLE IX TAX MATTERS....................................................    74
   Section 9.1   Tax Returns and Information..............................    74
   Section 9.2   Tax Elections............................................    74
   Section 9.3   Tax Controversies........................................    74
   Section 9.4   Withholding..............................................    74
   Section 9.5   Entity-Level Taxation....................................    75
   Section 9.6   Entity-Level Arrearage Collections.......................    75
   Section 9.7   Opinions of Counsel......................................    76

ARTICLE X CERTIFICATES; RECORD HOLDERS....................................    76
   Section 10.1  Certificates.............................................    76
   Section 10.2  Registration and Transfer of Limited Partner Interests...    77
   Section 10.3  Mutilated, Destroyed, Lost or Stolen Certificates........    77
   Section 10.4  Record Holders...........................................    78

ARTICLE XI TRANSFER OF INTERESTS; REDEMPTION OF PARTNERSHIP INTERESTS.....    78
   Section 11.1  Transfer Generally.......................................    78
   Section 11.2  Transfer of the General Partner Percentage Interest......    79
   Section 11.3  Transfer of Limited Partner Interests....................    79
   Section 11.4  Restrictions on Transfers................................    80


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
   Section 11.5  Citizenship Certificates.................................    80
   Section 11.6  Redemption of Partnership Interests of Ineligible
                 Assignees................................................    81

ARTICLE XII ADMISSION OF PARTNERS.........................................    82
   Section 12.1  Existing Limited Partners................................    82
   Section 12.2  Admission of Substituted Limited Partners................    83
   Section 12.3  Admission of a Successor General Partner.................    83
   Section 12.4  Admission of Additional Limited Partners.................    83
   Section 12.5  Amendment of Agreement and Certificate of Limited
                 Partnership..............................................    84

ARTICLE XIII WITHDRAWAL OR REMOVAL OF PARTNERS............................    84
   Section 13.1  Withdrawal of the General Partner........................    84
   Section 13.2  Removal of a General Partner.............................    86
   Section 13.3  Interest of Departing General Partner and Successor
                 General Partner..........................................    86
   Section 13.4  Withdrawal of Limited Partners...........................    87

ARTICLE XIV DISSOLUTION AND LIQUIDATION...................................    88
   Section 14.1  Dissolution..............................................    88
   Section 14.2  Continuation of the Business of the Partnership After
                 Dissolution..............................................    88
   Section 14.3  Liquidator...............................................    89
   Section 14.4  Liquidation..............................................    90
   Section 14.5  Cancellation of Certificate of Limited Partnership.......    90
   Section 14.6  Reasonable Time for Winding Up...........................    91
   Section 14.7  Return of Contributions..................................    91
   Section 14.8  No Capital Account Restoration...........................    91
   Section 14.9  Waiver of Partition......................................    91

ARTICLE XV AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE......    91
   Section 15.1  Amendments to be Adopted Solely by the General Partner...    91
   Section 15.2  Amendment Procedures.....................................    93
   Section 15.3  Amendment Requirements...................................    93
   Section 15.4  Special Meetings.........................................    94
   Section 15.5  Notice of a Meeting......................................    94
   Section 15.6  Record Date..............................................    94
   Section 15.7  Adjournment..............................................    95
   Section 15.8  Waiver of Notice; Approval of Meeting; Approval of
                 Minutes..................................................    95
   Section 15.9  Quorum and Voting........................................    95
   Section 15.10 Conduct of a Meeting.....................................    96
   Section 15.11 Action Without a Meeting.................................    96
   Section 15.12 Voting and Other Rights..................................    97

ARTICLE XVI MERGER........................................................    97
   Section 16.1  Authority................................................    97
   Section 16.2  Procedure for Merger or Consolidation....................    98
   Section 16.3  Approval by Limited Partners of Merger or Consolidation..    99
   Section 16.4  Certificate of Merger....................................    99


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
   Section 16.5  Amendment of Partnership Agreement.......................    99
   Section 16.6  Effect of Merger.........................................   100

ARTICLE XVII RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS...................   100
   Section 17.1  Right to Acquire Limited Partner Interests...............   100

ARTICLE XVIII GENERAL PROVISIONS..........................................   102
   Section 18.1  Addresses and Notices....................................   102
   Section 18.2  Further Action...........................................   103
   Section 18.3  Binding Effect...........................................   103
   Section 18.4  Integration..............................................   103
   Section 18.5  Creditors................................................   103
   Section 18.6  Waiver...................................................   103
   Section 18.7  Counterparts.............................................   103
   Section 18.8  Applicable Law...........................................   103
   Section 18.9  Invalidity of Provisions.................................   103
   Section 18.10 Consent of Partners......................................   104
   Section 18.11 Facsimile Signatures.....................................   104


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

                SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED
                       PARTNERSHIP OF ONEOK PARTNERS, L.P.

     THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF ONEOK PARTNERS, L.P., dated as of May 17, 2006, is entered into by and among ONEOK Partners GP, L.L.C., a Delaware limited liability company and f/k/a Northern Plains Natural Gas Company, LLC ("OPGP") in its capacity as the General Partner, and all of the Persons now or heretofore admitted as a Partner in the Partnership or parties hereto as provided herein. Capitalized terms used but not defined herein have the meanings assigned to such terms in Article II.

                                    RECITALS:

     WHEREAS, the Partnership formally commenced operations in connection with the closing of its initial public offering on October 1, 1993 (the "Closing Date"); and

     WHEREAS, when the Partnership commenced operations its only operating asset consisted of its 70% ownership interest in Northern Border Pipeline; and

     WHEREAS, after the Closing Date, the Partnership continued to own 70% of Northern Border Pipeline, but also substantially expanded its operations by acquiring and developing additional direct or indirect ownership interests in other interstate and intrastate natural gas pipeline systems, gathering systems, storage systems and other assets; and

     WHEREAS, since the Closing Date, the Amended and Restated Agreement of Limited Partnership of Northern Border Partners, L.P., dated as of October 1, 1993, as amended by Amendment No. 1 thereto, dated as of April 6, 2006 (collectively, the "Prior Agreement"), has continued as the limited partnership agreement of the Partnership; and

     WHEREAS, ONEOK, Inc., an Oklahoma corporation ("ONEOK"), succeeded to ownership of the member interests of OPGP and Pan Border Gas Company LLC ("PBGC"), which entities were formerly wholly owned indirect subsidiaries of Enron Corp. and formerly two of the General Partners of the Partnership; and

     WHEREAS, on April 6, 2006, OPGP acquired the capital stock of Northwest Border Pipeline Company ("NWBPC"), a wholly owned direct or indirect subsidiary of TransCanada Pipelines Limited that owned a 0.175% General Partner Percentage Interest and associated rights to Incentive Distributions; and

     WHEREAS, concurrently with the acquisition by OPGP of the capital stock of NWBPC (i) Northern Border Intermediate Limited Partnership, a Delaware limited partnership that was then owned 98.9899% by the Partnership (the "Intermediate Partnership"), sold to TC PipeLines Intermediate Limited Partnership, a Delaware limited partnership ("TCILP") that was owned 98.9899% by TC PipeLines, L.P., a Delaware limited partnership ("TCP"), a 20% general partner interest in Northern Border Pipeline, as a result of which the Partnership, through the Intermediate Partnership, owns a 50% general partner interest in Northern Border Pipeline and TCP, through TCILP, owns the remaining 50% general partner interest in Northern Border Pipeline and (ii) the Partnership acquired from ONEOK certain midstream assets for total consideration of approximately $3.0 billion consisting of cash and the issuance of 36,494,126 units of a newly created class of Units (referred to as "Class B Units").

     WHEREAS, effective as of May 12, 2006, ONEOK caused PBGC and NWBPC to transfer to OPGP the General Partner Percentage Interest and associated rights to Incentive Distributions formerly owned by PBGC and NWBPC, respectively, as a result of such acquisition OPGP is the owner of the 1.0% General Partner Percentage Interest and all of the rights to Incentive Distributions; and

     WHEREAS, in connection with the acquisition from PBGC and NWBPC of such General Partner Percentage Interests, OPGP amended its limited liability company agreement to change its name, to create a Board of Directors to replace the Partnership Policy Committee and to establish various committees of such Board of Directors to replace the various committees formerly established by the General Partner;

     WHEREAS, the Partnership Policy Committee (as defined below) and the Board of Directors of OPGP have determined that it is appropriate to amend and restate the limited partnership agreement of the Partnership for the purposes, among other things, of the following: (i) to address the succession of OPGP as the General Partner and the replacement of (a) the Partnership Policy Committee by the OPGP Board of Directors and (b) the Audit Committee of the Partnership with the Audit Committee and the Conflicts Committee of the Board of Directors of the General Partner; (ii) to eliminate provisions of the Partnership that have become obsolete; and (iii) to incorporate the changes previously made by Amendment No. 1 to the Prior Agreement in connection with the creation of the Class B Units;

     NOW, THEREFORE, for and in consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  ORGANIZATION

Section 1.1 Formation and Continuation.

     NPNG, PBGC, NWBPC and the Organizational Limited Partner previously formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act, and as of October 1, 1993 amended and restated the original Agreement of Limited Partnership of Northern Border Partners, L.P., and the parties hereto hereby amend and restate the Amended and Restated Agreement of Limited Partnership of Northern Border Partners, L.P. in its entirety. This amendment and restatement shall become effective on the Effective Date. Except as expressly provided to the contrary in this Agreement, the parties hereto agree (a) to continue the Partnership as a limited partnership in accordance with the terms of the Delaware Act and this Agreement and (b) that the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes.


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

Section 1.2 Name.

     The name of the Partnership shall be "ONEOK Partners, L.P." The Partnership's business may be conducted under any other name or names as determined by the General Partner. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 1.3 Registered Office; Registered Agent; Principal Office; Other
Offices.

     Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be Corporation Service Company. The principal office of the Partnership shall be located at 100 W. 5th Street, Suite 1831, Tulsa, Oklahoma 74103-4298, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner shall determine necessary or appropriate. The address of the General Partner shall be 100 W. 5th Street, Suite 1831, Tulsa, Oklahoma 74103-4298 or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

Section 1.4 Power of Attorney.

     (a) Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner and, if a Liquidator shall have been selected pursuant to
Section 14.3, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

          (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the General Partner or the Liquidator determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator determines to be necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article XI, XII, XIII or XIV; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Securities issued pursuant to Section 4.2; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Partnership pursuant to Article XVI; and

          (ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or
     (B) effectuate the terms or intent of this Agreement; provided, that when required by Section 15.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner and the Liquidator may exercise the power of attorney made in this Section 1.4(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

Nothing contained in this Section 1.4(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XV or as may be otherwise expressly provided for in this Agreement.

     (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Interest and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator may request in order to effectuate this Agreement and the purposes of the Partnership.

Section 1.5 Term.

     The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the close of Partnership business on December 31, 2083, or until the earlier dissolution of the Partnership in accordance with the provisions of
Article XIV. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.

                                   ARTICLE II

                                   DEFINITIONS

Section 2.1 Definitions.

     The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

     "Acquisition" means any transaction in which any Group Member acquires (through an asset acquisition, merger, stock acquisition or other form of investment) control over all or a portion of the assets, properties or business of another Person for the purpose of increasing the operating capacity or revenues of the Partnership Group from the operating capacity or revenues of the Partnership Group existing immediately prior to such transaction.

     "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.4 and who is shown as such on the books and records of the Partnership.

     "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 5.1(d)(i) or 5.1(d)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The "Adjusted Capital Account" of a Partner in respect of a General Partner Percentage Interest, Common Unit, Class B Unit or any other Partnership Interest shall be the amount that such Adjusted Capital Account would be if such General Partner Percentage Interest, Common Unit, Class B Unit or other Partnership Interest was the only interest in the Partnership held by such Partner from and after the date on which such General Partner Percentage Interest, Common Unit, Class B Unit or other Partnership Interest was first issued.

     "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 4.4(d)(i) or 4.4(d)(ii).

     "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Agreed Allocation" means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of
Section 5.1, including, without limitation, a Curative Allocation (if appropriate to the context in which the term "Agreed Allocation" is used).

     "Agreed Value" of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the General Partner. The General Partner shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

     "Agreement" means this Second Amended and Restated Agreement of Limited Partnership of Northern Border Partners, L.P., as it may be amended, supplemented or restated from time to time.

     "Amendment Approval" and "Amendment Approval Date" have the meanings assigned to such terms in Section 4.8(f)(ii).

     "Assignee" means a Non-citizen Assignee or a Person to whom one or more Limited Partner Interests have been transferred in a manner permitted under this Agreement and who has executed and delivered a Transfer Application, including a Citizenship Certification, as required by this Agreement, but who has not been admitted as a Substituted Limited Partner.

     "Associate" means, when used to indicate a relationship with any Person,
(a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

     "Audit Committee" means a committee of the Board of Directors of the General Partner consisting of three or more members of the Board of Directors appointed by the Board of Directors who meet the independence and other standards required of directors who serve on an audit committee of a board of directors established by (a) the Securities Exchange Act and rules and regulations of the Commission thereunder, (b) the National Securities Exchange on which the Common Units are listed or admitted to trading and (c) the Board of Directors.

     "Available Cash" means, with respect to any calendar quarter ending prior to the Liquidation Date and without duplication:

          (a) the sum of (i) all cash and cash equivalents of the Partnership Group (or the Partnership's proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand at the end of such calendar quarter, and (ii) all additional cash and cash equivalents of the Partnership Group (or the Partnership's proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand on the date of determination of Available Cash with respect to such calendar quarter resulting from (A) Working Capital Borrowings made subsequent to the end of such calendar quarter or (B) distributions of cash (to the extent such distributions are attributable to transactions and operations during the calendar quarter in respect of which the distribution is then being made) received by the Partnership from the Intermediate Partnership or any other Group Member after the end of such quarter but on or before the date on which the Partnership makes its distribution of Available Cash in respect of such quarter pursuant to Section 5.3, less

          (b) the amount of any cash reserves established by the General Partner to (i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures, for anticipated future credit needs of the Partnership Group and for refunds of collected rates reasonably likely to be refunded as a result of a settlement or hearing relating to FERC rate or other proceedings) subsequent to such calendar quarter, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject or (iii) provide funds for distributions under Section 5.4 or Section 5.5 in respect of any one or more of the next four calendar quarters; provided, however, that the General Partner may not establish cash reserves pursuant to clause (iii) above if the effect of such reserves would be that the Partnership is unable to distribute the Minimum Quarterly Distribution on all Common Units with respect to such calendar quarter; and, provided further, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such calendar quarter but on or before the date of determination of Available Cash with respect to such calendar quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such calendar quarter if the General Partner so determines.

     Notwithstanding the foregoing, "Available Cash" with respect to the calendar quarter in which the Liquidation Date occurs and any subsequent calendar quarter shall equal zero. Taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners shall not be considered cash disbursements of the Partnership that reduce Available Cash, but the payment or withholding thereof shall be deemed to be a distribution of Available Cash to such Partners. Alternatively, in the discretion of the General Partner, such taxes (if pertaining to all Partners) may be considered to be cash disbursements of the Partnership which reduce Available Cash, but the payment or withholding thereof shall not be deemed to be a distribution of Available Cash to such Partners (and thus shall not be considered for purposes of determining whether the Partnership has distributed an amount equal to the Minimum Quarterly Distribution for the applicable calendar quarter).

     "Board of Directors" means, with respect to the General Partner, its board of directors or managers, as applicable, if a corporation or limited liability company or, if a limited partnership, the board of directors or board of managers of the general partner of such limited partnership.

     "Book-Tax Disparity" means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section
4.4 and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

     "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the States of New York or Oklahoma shall not be regarded as a Business Day.

     "Capital Account" means the capital account maintained for a Partner pursuant to Section 4.4. The "Capital Account" of a Partner in respect of the General Partner Percentage Interest, a Common Unit, a Class B Unit or any other Partnership Interest shall be the amount that such Capital Account would be if such General Partner Percentage Interest, Common Unit, Class B Unit or other Partnership Interest were the only interest in the Partnership held by such Partner from and after the date on which such General Partner Percentage Interest, Common Unit, Class B Unit or other Partnership Interest was first issued.

     "Capital Additions and Improvements" means any (a) addition or improvement to the capital assets owned by any Group Member or (b) acquisition of existing, or the construction of new, capital assets (including pipelines, terminals, tankage, processing, gathering and other storage and distribution facilities and related assets), in each case if such addition, improvement, acquisition or construction is made to increase the throughput, deliverable capacity, storage capacity, other operating capacity or revenues of the Partnership Group from the throughput, deliverable capacity, storage capacity, other operating capacity or revenues of the Partnership Group existing immediately prior to such addition, improvement, acquisition or construction.

     "Capital Contribution" means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership.

     "Carrying Value" means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners' and Assignees' Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 4.4(d)(i) and 4.4(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

     "Cash from Interim Capital Transactions" means, at any date, the sum of such amounts of Available Cash as (i) are deemed to be Cash from Interim Capital Transactions pursuant to Section 5.3(a) and (ii) constitute distributions received prior to the Effective Date by the

Intermediate Partnership from Northern Border Pipeline in respect of Northern Border Interim Capital Transactions.

     "Cash from Operations" means (a) for the period that commenced as of the Closing Date and ends on the first to occur of the close of business on the last day of the calendar quarter in which the Effective Date occurs and the close of business on the day immediately preceding the Liquidation Date, on a cumulative basis and without duplication;

          (i) the sum of all cash receipts of the Partnership Group during the period since the Closing Date through such date (including (a) the cash balance of the Partnership as of the close of business on the Closing Date, and (b) cash distributions received by the Intermediate Partnership from Northern Border Pipeline (other than any such distributions in respect of Northern Border Interim Capital Transactions or Northern Border Termination Capital Transactions, but in each case excluding any cash proceeds from any Interim Capital Transactions (except to the extent specified in Section 5.3) and Termination Capital Transactions));

          (ii) less the sum of:

               (A) all cash operating expenditures of the Partnership Group during such period, including, without limitation, taxes, if any, and the Partnership Group's share of capital contributions made by the Northern Border Pipeline in respect of the Partnership Group's share of similar expenditures of Northern Border Pipeline;

               (B) all cash debt service payments of the Partnership Group during such period (other than payments or prepayments of principal and premium required by reason of loan agreements (including covenants and default provisions therein) or by lenders, in each case in connection with sales or other dispositions of assets or made in connection with refinancings or refundings of indebtedness, provided, that any payment or prepayment of principal, whether or not then due, shall be deemed, at the election and in the discretion of the General Partner, to be refunded or refinanced by any indebtedness incurred or to be incurred by the Partnership or the Intermediate Partnership simultaneously with or within 180 days prior to or after such payment or prepayment to the extent of the principal amount of such indebtedness so incurred) and the Partnership Group's share of capital contributions made to Northern Border Pipeline in respect of the Partnership Group's share of any such payments made by Northern Border Pipeline;

               (C) all cash capital expenditures of the Partnership Group during such period, and the Partnership Group's shares of any capital contributions made to Northern Border Pipeline in respect of the Partnership Group's share of any cash capital expenditures of Northern Border Pipeline during such period, including cash capital expenditures made, or the Partnership Group's share of capital contributions to Northern Border Pipeline, in respect of Maintenance Capital Expenditures, but excluding (A) cash capital expenditures made, or the Partnership Group's share of capital contributions to Northern Border Pipeline, in respect of Capital Additions and Improvements and (B) cash expenditures made in payment of transaction expenses relating to Interim Capital Transactions;

               (D) an amount equal to revenues, if any, collected by any member of the Partnership Group (or by Northern Border Pipeline to the extent same are distributed to a member of the Partnership Group) as a result of transportation rate increases that are subject to possible refund;

               (E) any reserves outstanding as of such date that the General Partner deems in its reasonable discretion to be necessary or appropriate to provide for the future cash payment of, or future capital contributions to Northern Border Pipeline with respect to, items of the type referred to in clauses (a)(ii)(A) through (a)(ii)(D) of this sentence; and

               (F) any reserves that the General Partner deems in its reasonable discretion to be necessary or appropriate to provide funds for distributions with respect to Units in respect of any one or more of the next four calendar quarters; and

     (b) for the period commencing as of the first day in the calendar quarter that commences after the Effective Date and ends at the close of business on the date immediately preceding the Liquidation Date, on a cumulative basis and without duplication;

          (i) the balance of Cash from Operations determined under clause (a), plus

          (ii) all cash receipts of the Partnership Group (or the Partnership's proportionate share of cash receipts in the case of Subsidiaries that are not wholly owned) for the period commencing as of the first day in the calendar quarter that begins after the Effective Date and ending on the last day of the period for which the determination is being made, but excluding cash receipts from Interim Capital Transactions (except to the extent specified in Section 5.3) and all cash receipts of the Partnership Group (or the Partnership's proportionate share of cash receipts in the case of Subsidiaries that are not wholly owned) after the end of such period but on or before the date of determination of Cash from Operations with respect to such period resulting from
(A) Working Capital Borrowings or (B) distributions of cash (to the extent such distributions are attributable to transactions and operations during the calendar quarter in respect of which the distribution is then being made) received by the Partnership from the Intermediate Partnership or any other Group Member after the end of such quarter but on or before the date on which the Partnership makes its distribution of Available Cash in respect of such quarter pursuant to Section 5.3, less

          (iii) the sum of (A) Operating Expenditures for the period commencing as of the first day in the calendar quarter that begins after the Effective Date and ending on the last day of the period for which the determination is being made and (B) the amount of cash reserves established by the General Partner to provide funds for future Operating Expenditures; provided, however, that disbursements made (including contributions to a Group Member or disbursements on behalf of a Group Member) or cash reserves established, increased or reduced after the end of such period but on or before the date of determination of Available Cash with respect to such period shall be deemed to have been made, established, increased or reduced, for purposes of determining Cash from Operations, within such period if the General Partner so determines;

all as determined on a consolidated basis. Where cash capital expenditures, or capital contributions by the Intermediate Partnership, are made in part in respect of Capital Additions and Improvements and in part for other purposes, the General Partner's good faith allocation thereof between the portion made for Capital Additions and Improvements and the portion made for other purposes shall be conclusive.

     Notwithstanding the foregoing, "Cash from Operations" with respect to the calendar quarter in which the Liquidation Date occurs and any subsequent calendar quarter shall equal zero.

     "Cause" means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for actual fraud, gross negligence or willful or wanton misconduct in its capacity as a general partner of the Partnership.

     "Certificate" means (a) a certificate (i) issued pursuant to the Prior Agreement and substantially in the form of Exhibit A to the Prior Agreement,
(ii) substantially in the form of Exhibit A to this Agreement, (iii) issued in global form in accordance with the rules and regulations of the Depositary or
(iv) in such other form as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more Common Units or (b) a certificate, in such form as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more other Partnership Securities.

     "Certificate of Limited Partnership" means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 6.2, as amended and in effect on the date hereof, and as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

     "Citizenship Certification" means a properly completed certificate in such form or forms as may be specified by the General Partner by which a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

     "claim" (as used in Section 6.13(e)) has the meaning assigned to such term in Section 6.13(e).

     "Class B Distribution Increase Date" has the meaning assigned to such term in Section 4.9(a)(2).

     "Class B Subordination Period" means the period commencing upon issuance of the Class B Units and ending on the earlier of (a) the Conversion Approval Date or (b) the Conversion Approval Termination Date.

     "Class B Unit" means a Unit, of which a total of 36,498,126 are Outstanding on the Effective Date, representing a fractional part of the Partnership Interests of all Limited Partners and Assignees and having the rights and obligations specified with respect to Class B Units in this Agreement. Except as otherwise provided in this Agreement, the term "Class B Unit" does not refer to a Common Unit prior to the conversion of the Class B Unit into a Common Unit pursuant to the terms hereof.

     "Class B Unit Arrearage" means, with respect to any Class B Unit, and as to any calendar quarter within the Class B Subordination Period, the excess, if any, of (a) the Minimum Quarterly Distribution with respect to such Class B Unit (including any applicable increased amounts distributable with respect to the Minimum Quarterly Distribution following the Class B Distribution Increase Date, the Section 4.9(b) Distribution Increase Date or the GP Removal Date) over (b) the sum of all Available Cash distributed with respect to such Class B Unit in respect of such quarter pursuant to Section 4.8(b)(ii)(A) (and Section 4.9 or 4.10 following the Class B Distribution Increase Date and/or GP Removal Date, as applicable).

     "Closing Date" means October 1, 1993.

     "Closing Price" has the meaning assigned to such term in Section 17.1(a).

     "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

     "Combined Interest" has the meaning assigned to such term in Section
13.3(a).

     "Commission" means the United States Securities and Exchange Commission.

     "Common Unit" means a Unit representing a fractional part of the Partnership Interests of all Limited Partners and Assignees and having the rights and obligations specified with respect to Common Units in this Agreement. The term "Common Unit" does not refer to a Class B Unit prior to the conversion of the Class B Unit into a Common Unit pursuant to the terms hereof.

     "Common Unit Arrearage" means, with respect to any Common Unit, whenever issued, and as to any calendar quarter within the Class B Subordination Period, the excess, if any, of (a) the Minimum Quarterly Distribution with respect to such Common Units over (b) the sum of all Available Cash distributed with respect to such Common Unit in respect of such quarter pursuant to Section 5.4(a).

     "Conflicts Committee" means a committee of the Board of Directors of the General Partner composed entirely of two or more members of such Board of Directors who are not (a) security holders, officers or employees of the General Partner, (b) officers, directors or employees of any Affiliate of the General Partner or (c) holders of any ownership interest in the Partnership Group other than Common Units and who also meet the independence standards required of directors who serve on an audit committee of a board of directors established by the Securities Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which the Common Units are listed or admitted to trading.

     "Contributed Property" means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.4(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

     "Contribution Agreement" means the Contribution, Conveyance and Assumption Agreement, dated as of the Closing Date, among the Partnership, the Intermediate Partnership, NPNG, PBGC and NWBPC.

     "Conversion Approval" shall have the meaning assigned to such term in
Section 4.8(f)(i).

     "Conversion Approval Date" shall have the meaning assigned to such term in
Section 4.8(f)(i).

     "Conversion Approval Termination Date" shall have the meaning assigned to such term in Section 4.11.

     "Conveyance Agreement" means that certain Contribution, Conveyance and Assumption Agreement, dated as of the Closing Date, among the Partnership, the Intermediate Partnership, NPNG, PBGC and NWBPC.

     "Cumulative Class B Unit Arrearage" means, with respect to any Class B Unit, and as of the end of any calendar quarter (or on the expiration of the Class B Subordination Period), the excess, if any, of (a) the sum resulting from adding together the Class B Unit Arrearage as to such Class B Unit for each of the quarters within the Class B Subordination Period over (b) the sum resulting from adding together (i) any distributions theretofore made pursuant to Section 4.8(b)(ii)(B) (and Section 4.9 or 4.10 following the Class B Distribution Increase Date and/or GP Removal Date, as applicable) with respect to such Class B Unit (including any distributions to be made in respect of the last of such quarters) and (ii) any Cumulative Common Unit Arrearage then existing upon conversion of a Class B Unit into a Common Unit pursuant to the terms hereof or the occurrence of a Termination Capital Transaction.

     "Cumulative Common Unit Arrearage" means, with respect to any Common Units, whenever issued, and as of the end of any calendar quarter, the excess, if any, of (a) the sum resulting from adding together the Common Unit Arrearage as to such Common Unit for each of the quarters within the Class B Subordination Period over (b) the sum of any distributions theretofore made pursuant to
Section 5.4(b) with respect to such Common Unit (including any distributions to be made in respect of the last of such quarters).

     "Curative Allocation" means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 5.1(d)(x).

     "Current Market Price" has the meaning assigned to such term in Section 17.1(a).

     "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

     "Departing General Partner" means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 13.1 or 13.2.

     "Depositary" means, with respect to any Units issued in global form, The Depository Trust Company and its successors and permitted assigns.

     "Economic Risk of Loss" has the meaning set forth in Treasury Regulation
Section 1.752-2(a).

     "Effective Date" means May 17, 2006.

     "Eligible Citizen" means a Person qualified to own interests in real property in jurisdictions in which any member of the Partnership Group or Northern Border Pipeline does business or proposes to do business from time to time, and whose status as a Limited Partner or Assignee does not or would not subject any member of the Partnership Group or Northern Border Pipeline to a substantial risk of cancellation or forfeiture of any of its properties or any interest therein.

     "Event of Withdrawal" has the meaning assigned to such term in Section 13.1(a).

     "Excess Payment" shall have the meaning assigned to such term in Section 4.9(c).

     "FERC" means the Federal Energy Regulatory Commission.

     "First Liquidation Target Amount" has the meaning assigned to such term in
Section 5.1(c)(i)(C).

     "First Target Distribution" means $0.605 per Unit per calendar quarter, subject to adjustment in accordance with Sections 5.6 and 9.5.

     "General Partner" means OPGP, in its capacity as the general partner of the Partnership, and any Person or Persons that either (i) acquires the general partner interest from any person holding same prior to the acquisition, provided such acquisition complies with the terms of Section 10.6 or (ii) is approved as a successor General Partner pursuant to Section 13.1 or 13.2 and, in either case, is admitted to the Partnership as general partner in accordance with the terms of Section 12.3, in each case in such Person's capacity as a general partner of the Partnership (except as the context otherwise requires).

     "General Partner Percentage Interest" means the ownership interest of the General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it), and includes any and all benefits to which such General Partner is entitled as provided in this Agreement in its capacity as such, together with all obligations of such General Partner to comply with the terms and provisions of this Agreement. Specifically, from and after the Effective Date, the General Partner Percentage Interest of the General Partner is 1.00%; and further, with respect to a Departing General Partner, an amount equal to such Departing General Partner's General Partner Percentage Interest.

     "GP Removal Event" and "GP Removal Date" shall have the meanings assigned to such terms in Section 4.10(a).

     "Group" means a Person that with or through any of its Affiliates or Associates has any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons), exercising investment power or disposing of any Partnership Interests with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Interests.

     "Group Member" means a member of the Partnership Group.

     "Group Member Agreement" means the partnership agreement of any Group Member, other than the Partnership, that is a limited or general partnership, the limited liability company agreement of any Group Member that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.

     "Holder" as used in Section 6.13, has the meaning assigned to such term in
Section 6.13(a).

     "Hypothetical Equity Value" means, as of the date of determination, an amount equal to the product obtained from the following formula:

                         1.0101 x [TCUO] x [1/PCU] x CMP

where such symbols have the following meanings as of the date of determination:
(a) "TCUO" means the total number of Common Units Outstanding, (b) "PCU" means the product, expressed as a decimal, of (i) the total number of Common Units Outstanding divided by the total number of Units Outstanding and (ii) .9899 and
(c) CMP means the Current Market Price as of such date.

     "Incentive Distributions" means any amount of cash distributed to the General Partner, in its capacity as general partner of the Partnership, pursuant to Sections 5.4(d), 5.4(e) or 5.4(f) that exceeds that amount equal to 1% of the aggregate amount of cash then being distributed pursuant to such provisions.

     "Indemnified Persons" has the meaning assigned to such term in Section 6.13(e).

     "Indemnitee" means (a) any General Partner, (b) any member of the Board of Directors or any committee thereof (including the Audit Committee or the Conflicts Committee), (c) any Departing General Partner, (c) any Person who is or was an Affiliate of any General Partner or any Departing General Partner, (d) any Person who is or was a member, partner, director, officer (including an Authorized Officer), employee, agent, fiduciary or trustee of any Group Member, any General Partner or any Departing General Partner or any Affiliate of any Group Member, any General Partner or any Departing General Partner, (e) any Person who is or was serving at the request of any General Partner, the General Partner, the Partnership Policy Committee, the Board of Directors or any Departing General Partner or any Affiliate of the General Partner or any Departing General Partner as an officer, director, member, partner, fiduciary or trustee of another Person or as a member of any committee appointed by the Partnership, the General Partner, the Partnership Policy Committee or the Board of Directors or pursuant to the applicable requirements of the Commission, any National Securities Exchange on which Partnership Securities are listed or admitted to trading; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, (f) any former member of the Partnership Policy Committee or of any committee of the Partnership established by the Partnership Policy Committee (including, without limitation, the members of the Audit Committee), and (g) any Person the General Partner designates as an "Indemnitee" for purposes of this Agreement.

     "Indemnity Agreement" means the Indemnity Agreement dated as of the Closing Date among NPNG, PBGC and NWBPC.

     "Ineligible Assignee" means a Person whom the General Partner has determined is not an Eligible Citizen.

     "Initial Common Units" means the Common Units issued on the Closing Date.

     "Initial Limited Partners" means NPNG, PBGC and NWBPC (with respect to the Units received by them on the Closing Date), and the Underwriters.

     "Initial Offering" means the initial offering and sale of Common Units to the public, as described in the Registration Statement.

     "Initial Unit Price" means (a) with respect to the Common Units, the initial public offering price per Common Unit at which the Underwriters offered the Common Units to the public for sale as set forth on the cover page of the prospectus included as part of the Registration Statement and first issued at or after the time the Registration Statement first became effective or (b) with respect to any other class or series of Units, the price per Unit at which such class or series of Units is initially sold by the Partnership, as determined by the General Partner, in each case adjusted as the General Partner (or, prior to the date of this Agreement, the Partnership Policy Committee) determines to be appropriate to give effect to any distribution, subdivision or combination of Units.

     "Interim Capital Transactions" means the following transactions if they occur prior to the Liquidation Date: (a) borrowings, refinancings or refundings of indebtedness (other than Working Capital Borrowings and other than for items purchased on open account in the ordinary course of business) by any Group Member and sales of debt securities of any Group Member; (b) sales of equity interests of any Group Member; (c) sales or other voluntary or involuntary dispositions of any assets of any Group Member other than (i) sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business, and (ii) sales or other dispositions of assets as part of normal retirements or replacements; (d) the termination of interest rate hedge or swap agreements entered into in connection with an Acquisition or a Capital Addition and Improvement; (e) gains or losses in respect of foreign currency exchange rate hedges or forward purchase or put agreements entered into to manage the risks associated with an Interim Capital Transaction or an Acquisition or a Capital Addition and Improvement; (f) capital contributions; and (g) corporate reorganizations or restructurings.

     "Intermediate Partnership" means ONEOK Partners Intermediate Limited Partnership, a Delaware limited partnership.

     "Intermediate Partnership Agreement" means the Second Amended and Restated Agreement of Limited Partnership of ONEOK Partners Intermediate Limited Partnership, as it may be amended, supplemented or restated from time to time.

     "Issue Price" means the price at which a Unit is purchased from the Partnership, after taking into account any sales commission or underwriting discount charged to the Partnership.

     "Limited Partner" means, unless the context otherwise requires, (a) each Initial Limited Partner, each Substituted Limited Partner, each Additional Limited Partner and any Departing General Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 13.3, in each case, in such Person's capacity as a limited partner of the Partnership or (b) solely for purposes of Articles IV, V, VI and IX and Section 14.3, each Assignee.

     "Limited Partner Interest" means the ownership interest of a Limited Partner or Assignee in the Partnership, which may be evidenced by Common Units, Class B Units or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner or Assignee is entitled as provided in this Agreement, together with all obligations of such Limited Partner or Assignee to comply with the terms and provisions of this Agreement.

     "Liquidation Date" means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 14.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to continue the business of the Partnership has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

     "Liquidator" means the General Partner or one or more Persons approved pursuant to Section 14.3 to perform the functions described in Section 14.4 as liquidating trustee of the Partnership within the meaning of the Delaware Act.

     "Maintenance Capital Expenditures" means cash capital expenditures, whether made by the Partnership or any other member of the Group Member, made to maintain, up to the level thereof that existed before such expenditures were incurred, the throughput, deliverable capacity or storage capacity (assuming normal operating conditions, including, without limitation, down-time and maintenance) of the assets of the Partnership Group, taken as a whole, and shall, therefore, not include cash capital expenditures or capital contributions to a Group Member made in respect of Capital Additions and Improvements. Where cash capital expenditures are made in part to effectuate the capacity maintenance level referred to in the immediately preceding sentence and in part for other purposes, the General Partner's good faith allocation thereof between the portion used to maintain such capacity level and the portion used for other purposes shall be conclusive.

     "Merger Agreement" has the meaning assigned to such term in Section 16.1.

     "Minimum Quarterly Distribution" means $0.55 per Unit per calendar quarter, subject to adjustment in accordance with Sections 5.6 and 9.5.

     "National Securities Exchange" means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act, and any successor to such statute, or the Nasdaq National Market or any successor thereto.

     "Net Agreed Value" means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner or Assignee by the Partnership, the Partnership's Carrying Value of such property (as adjusted pursuant to Section 4.4(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner or Assignee upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

     "Net Income" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period over the Partnership's items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 4.4(b) and shall not include any items specially allocated under Section 5.1(d); provided, that the determination of the items that have been specially allocated under Section 5.1(d) shall be made as if Section 5.1(d)(x) were not in this Agreement.

     "Net Loss" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period over the Partnership's items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 4.4(b) and shall not include any items specially allocated under Section 5.1(d); provided, that the determination of the items that have been specially allocated under Section 5.1(d) shall be made as if Section 5.1(d)(x) were not in this Agreement.

     "Net Termination Gain" means, for any taxable period, the sum, if positive, of all items of income, gain, loss or deduction recognized by the Partnership after the Liquidation Date. The items included in the determination of Net Termination Gain shall be determined in accordance with Section 4.4(b) and shall not include any items of income, gain or loss specially allocated under Section 5.1(d).

     "Net Termination Loss" means, for any taxable period, the sum, if negative, of all items of income, gain, loss or deduction recognized by the Partnership after the Liquidation Date. The items included in the determination of Net Termination Loss shall be determined in accordance with Section 4.4(b) and shall not include any items of income, gain or loss specially allocated under Section 5.1(d).

     "Non-citizen Assignee" means a Person who the General Partner has determined in its sole discretion does not constitute an Eligible Citizen and as to whose Partnership Interest the General Partner has become the Substituted Limited Partner, pursuant to Section 10.9.

     "Nonrecourse Built-in Gain" means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 5.2(b)(i)(A), 5.2(b)(ii)(A) or 5.2(b)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

     "Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

     "Nonrecourse Liability" has the meaning set forth in Treasury Regulation
Section 1.752-1(a)(2).

     "Northern Border Interim Capital Transactions" means any transaction of the type described in the definition of "Interim Capital Transactions" that is undertaken by Northern Border Pipeline.

     "Northern Border Pipeline" means Northern Border Pipeline Company, a Texas general partnership among the Intermediate Partnership and TCILP.

     "Northern Border Pipeline Partnership Agreement" means that certain First Amended and Restated General Partnership Agreement of Northern Border Pipeline Company dated effective as of April 6, 2006, between the Intermediate Partnership and TCILP.

     "Northern Border Termination Capital Transactions" means any sale, transfer or other disposition of property of Northern Border Pipeline occurring upon or incident to the liquidation and winding up of Northern Border Pipeline.

     "Notice of Election to Purchase" has the meaning assigned to such term in
Section 17.1(b).

     "NWBPC" means Northwest Border Pipeline Company, a Delaware corporation.

     "ONEOK Contribution Agreement" means the Contribution Agreement, dated as of February 14, 2006, by and among the ONEOK, the Partnership and the Intermediate Partnership.

     "Operating Expenditures" means all Partnership Group expenditures (or the Partnership's proportionate share of expenditures in the case of Subsidiaries that are not wholly owned), including taxes, reimbursements of the General Partner or its Affiliates, non-Pro Rata repurchases of Units, repayment of Working Capital Borrowings, debt service payments and capital expenditures, subject to the following:

          (a) payments (including prepayments) of principal of and premium on indebtedness other than Working Capital Borrowings shall not constitute Operating Expenditures;

          (b) Operating Expenditures shall not include (i) capital expenditures made for Acquisitions or for Capital Additions and Improvements, (ii) payment of transaction expenses (including taxes) relating to Interim Capital Transactions or (iii) distributions to Partners; and

          (c) the Partnership Group's share of capital contributions made to Northern Border Pipeline in respect of the Partnership Group's share of expenditures by Northern Border Pipeline that are similar to expenditures described above as constituting Operating Expenditures of the Partnership Group shall constitute Operating Expenditures. Where capital expenditures are made in part for Acquisitions or for Capital Additions and Improvements and in part for other purposes, the General Partner shall determine the allocation between the amounts paid for each, and the General Partner's good faith allocation thereof shall be conclusive.

     "OPGP" means ONEOK Partners GP, L.L.C., a Delaware limited liability company.

     "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel to the Partnership, any of the General Partners or any of their Affiliates) acceptable to the General Partner.

     "Outstanding" means, with respect to the Units or other Partnership Securities, all Units or other Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership's books and records as of the date of determination; provided that if at any time any Person or Group (other than the General Partner and its Affiliates) beneficially owns 20% or more of all Common Units, such Common Units so owned shall not be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, except that such Common Units shall be considered to be Outstanding for purposes of Section 13.1(b)(iii) (such Common Units shall not, however, be treated as a separate class of Partnership Securities for purposes of this Agreement); provided further, that, except as provided in Sections 4.8(a), 4.8(b), 4.9(a) and 4.9(b), none of the Class B Units shall be deemed to be Outstanding for purposes of determining if any Class B Units are entitled to distributions of Available Cash unless such Class B Units shall have been reflected on the Partnership's books and records as outstanding during such calendar quarter and on the Record Date for the determination of any distribution of Available Cash.

     "PBGC" means Pan Border Gas Company, a Delaware corporation.

     "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulation
Section 1.704-2(b)(4).

     "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

     "Partner Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

     "Partners" means the General Partner and the Limited Partners.

     "Partnership" means ONEOK Partners, L.P. (f/k/a Northern Border Partners, L.P.), the Delaware limited partnership heretofore formed and continued pursuant to this Agreement.

     "Partnership Group" means the Partnership and its Subsidiaries treated as a single consolidated entity.

     "Partnership Interest" means an interest in the Partnership, which shall include the General Partner Percentage Interests and Limited Partner Interests.

     "Partnership Minimum Gain" means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

     "Partnership Policy Committee" means the committee consisting of one person appointed by each of NPNG, PBGC and NWBPC that was established pursuant to, and had the rights, powers and obligations specified in, Section 6.1 of the Prior Agreement.

     "Partnership Security" means any class or series of equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership), including Common Units, Class B Units and the General Partner Percentage Interest.

     "Percentage Interest" means as of any date of determination (a) as to the General Partner, its General Partner Percentage Interest, (b) as to any Unitholder or Assignee holding Units, the product obtained by multiplying (i) 100% less the sum of the percentages applicable to clauses (a) and (c) by (ii) the quotient obtained by dividing (A) the number of Units held by such Unitholder or Assignee by (B) the total number of all Outstanding Units and (c) as to the holders of other Partnership Securities issued by the Partnership in accordance with Section 4.2, the percentage established as a part of such issuance.

     "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

     "Per Unit Capital Amount" means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any Unit held by a Person other than the General Partner or any Affiliate of the General Partner who holds Units.

     "Prior Agreement" shall have the meaning assigned to such term in the preamble of this Agreement.

     "Pro Rata" means (a) when used with respect to Units or any class thereof, apportioned equally among all designated Units in accordance with their relative Percentage Interests and (b) when used with respect to Partners and Assignees or Record Holders, apportioned among all Partners and Assignees or Record Holders in accordance with their relative Percentage Interests.

     "Purchase Date" means the date determined by the General Partner as the date for purchase of all Outstanding Limited Partner Interests of a certain class (other than Limited Partner Interests owned by the General Partner and its Affiliates) pursuant to Article XVII.

     "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the
Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

     "Record Date" means the date established by the General Partner (or prior to the date of this Agreement, by the Partnership Policy Committee) or otherwise in accordance with this Agreement for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

     "Record Holder" means the Person in whose name a Common Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, or with respect to other Partnership Interests, the Person in whose name any such other Partnership Interest is registered on the books that the General Partner has caused to be kept as of the opening of business on such Business Day.

     "Redeemable Interests" means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to
Section 11.6.

     "Registration Statement" means the Registration Statement on Form S-1 (SEC Registration No. 33-66158), as amended, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Offering.

     "Required Allocations" means (a) any limitation imposed on any allocation of Net Losses or Net Termination Losses under Section 5.1(b) or 5.1(c)(ii) and
(b) any allocation of an item of income, gain, loss or deduction pursuant to
Section 5.1(d)(i), 5.1(d)(ii), 5.1(d)(iv), 5.1(d)(vii) or 5.1(d)(ix).

     "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 5.2(b)(i)(A) or 5.2(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.

     "Second Liquidation Target Amount" has the meaning assigned to such term in
Section 5.1(c)(i)(D).

     "Second Target Distribution" means $0.715 per Unit per calendar quarter, subject to adjustment in accordance with Sections 5.6 and 9.5.

     "Section 4.9(b) Distribution Increase Date" shall have the meaning assigned to such term in Section 4.9(b).

     "Securities Act" means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute.

     "Services Agreement" means that certain Services Agreement, dated April 6, 2006, among ONEOK, NPNG, NBP Services, LLC, a Delaware limited liability company, the Partnership and the Intermediate Limited Partnership.

     "Special Approval" means approval by a majority of the members of the Conflicts Committee, which approval shall constitute a determination by the Conflicts Committee that the matter or transaction so approved is fair and reasonable to the Partnership and a recommendation to the Board of Directors that such matter or transaction be approved.

     "Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or
(ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

     "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 12.2 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

     "Surviving Business Entity" has the meaning assigned to such term in
Section 16.2(b).

     "Termination Capital Transaction" means any sale, transfer or other disposition of property of the Partnership Group occurring upon or incident to the liquidation and winding up of the Partnership Group pursuant to Article XIV.

     "Third Liquidation Target Amount" has the meaning assigned to such term in
Section 5.1(c)(i)(E).

     "Third Target Distribution" means $0.935 per Unit per calendar quarter, subject to adjustment in accordance with Sections 5.6 and 9.5.

     "Trading Day" has the meaning assigned to such term in Section 17.1(a).

     "transfer" has the meaning assigned to such term in Section 10.4(a).

     "Transfer Agent" means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the General Partner to act as registrar and transfer agent for the Common Units; provided, that if no Transfer Agent is specifically designated for any other Partnership Securities, the General Partner shall act in such capacity.

     "Transfer Application" means an application and agreement for transfer of Units in the form set forth on the back of a Certificate or in a form substantially to the same effect in a separate instrument, which may include a Citizenship Certification.

     "Underwriter" means each Person named as an underwriter in Schedule I to the Underwriting Agreement who purchased Common Units pursuant thereto.

     "Underwriting Agreement" means that certain Underwriting Agreement dated as of September 23, 1993 among the Underwriters, the Partnership, NPNG, PBGC, the Intermediate Partnership and other persons parties thereto, providing for the purchase of Common Units by the Underwriters.

     "Unit" means a Partnership Security that is designated as a "Unit" and shall include Common Units and Class B Units.

     "Unitholders" means the holders of Units.

     "Unit Majority" means at least a majority of the Outstanding Units, provided that the Class B Units shall only have the voting rights specified in
Section 4.8, 4.9 and 4.10.

     "Unpaid MQD" has the meaning assigned to such term in Section 5.1(c)(i)(B).

     "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 4.4(d)) over
(b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.4(d) as of such date).

     "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.4(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 4.4(d)).

     "Unrecovered Initial Unit Price" means at any time, with respect to a class or series of Units, the price per Unit at which such class or series of Units was initially offered to the public for sale by the Underwriters in respect of such offering, as determined by the General Partner, less the sum of all distributions theretofore made in respect of a Unit of such class or series that was sold in the initial offering of Units of said class or series constituting Cash from Interim Capital Transactions and any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership theretofore made in respect of a Unit of such class or series that was sold in the initial offering of Units of such class or series, adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of such Units.

     "U.S. GAAP" means United States generally accepted accounting principles consistently applied.

     "Withdrawal Opinion of Counsel" has the meaning assigned to such term in
Section 13.1(b).

     "Working Capital Borrowings" means borrowings used solely for working capital purposes or to pay distributions to Partners made pursuant to a revolving or other credit facility, commercial paper facility or other financing arrangement.

Section 2.2 Construction.

     Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms "include", "includes", "including" and words of like import shall be deemed to be followed by the words "without limitation"; and (d) the terms "hereof", "herein" and "hereunder" refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

                                   ARTICLE III

                          PURPOSE, BUSINESS AND POWERS

Section 3.1 Purpose and Business.

     The purpose and nature of the business to be conducted by the Partnership shall be (a) to serve as a limited partner in the Intermediate Partnership and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership as a limited partner in the Intermediate Partnership pursuant to the Intermediate Partnership Agreement or otherwise, (b) to engage directly in, or to enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage, directly or indirectly, in, any business activities that relate or pertain to the business of gathering, transporting by pipeline, railcar, marine vessel or other form of transportation, processing or storing natural gas (either in gaseous or liquid form), crude oil, refined petroleum products, liquefied petroleum gases, coal slurry or similar activities, that is approved by the General Partner, and in any event to conduct, directly or indirectly, any business activities that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act, (c) to engage directly in, or to enter or form into any corporation, partnership, joint venture, limited liability company or other arrangement to engage in, any business activity that is approved by the General Partner and which lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (d) to do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to the Intermediate Partnership (including, without limitation, those contributions or loans that may be required in connection with any business activity that may be made available to the Intermediate Partnership in connection with its involvement in the activities referred to in clauses (b) and
(c) of this sentence). The General Partner has no obligation or duty to the Partnership, the Limited Partners or the Assignees to propose or approve, and in its sole discretion may decline to propose or approve, the conduct by the Partnership of any business.

Section 3.2 Powers.

     The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section
3.1 and for the protection and benefit of the Partnership.

                                   ARTICLE IV

           CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

Section 4.1 Prior Contributions.

     On the Closing Date, pursuant to the Conveyance Agreement the prior General Partners contributed and transferred to the Partnership a 98.9899% percentage interest in the Intermediate Partnership in exchange for continuation of each General Partner's Percentage Interest as a general partner in the Partnership and for the other Partnership Securities specified in the Conveyance Agreement. Since the Closing Date, the Partnership has issued other Partnership Securities (including the Class B Units), and the subordinated units that were originally issued on the Closing Date have converted into Common Units. As of the Effective Date, the only outstanding Partnership Securities are Common Units, Class B Units and the General Partner Percentage Interest.

Section 4.2 Issuances of Additional Partnership Securities.

     (a) The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Securities, or classes or series thereof, and options, rights, warrants and appreciation rights relating to the Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine, all without the approval of any Limited Partners (subject to this Section 4.2).

     (b) Each additional Partnership Security authorized to be issued by the Partnership pursuant to Section 4.2(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which, subject to Section 4.2(d), may be senior to existing classes and series of Partnership Securities), as shall be fixed by the General Partner, including (i) the right to share in Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions;
(iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Partnership Security (including sinking fund provisions); (v) whether such Partnership Security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Security will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Partnership Security; and (viii) the right, if any, of each such Partnership Security to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Security.

     (c) The General Partner shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities pursuant to this Section 4.2, (ii) the conversion of any of the General Partner Percentage Interest into Units pursuant to the terms of this Agreement, (iii) the admission of Additional Limited Partners and (iv) all additional issuances of Partnership Securities. The General Partner shall determine the relative rights, powers and duties of the holders of the Units or other Partnership Securities being so issued. The General Partner is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Securities or in connection with the conversion of any of the General Partner Percentage Interest into Units pursuant to the terms of this Agreement, including compliance with any statute (including the Delaware Act), rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Securities are listed or admitted to trading.

     (d) Notwithstanding the terms of Sections 4.2(a), 4.2(b) and 4.2(c) the issuance by the Partnership of any Partnership Securities pursuant to this
Section 4.2 shall be subject to the following restrictions and limitations:

          (i) The Partnership shall not issue additional Partnership Securities having rights to distributions or in liquidation ranking senior to the Common Units without the prior approval of a majority of the Outstanding Common Units; and

          (ii) Upon the issuance of any Partnership Securities by the Partnership or the making of any other Capital Contributions to the Partnership, the General Partner shall be required to make additional Capital Contributions to the Partnership such that the General Partner shall at all times have a balance in its Capital Account with respect to its General Partner Percentage Interest equal to, in the aggregate, 1% of the total positive Capital Account balances of all Partners.

Section 4.3 Limited Preemptive Rights.

     Except as provided in this Section 4.3, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Security, whether unissued, held in the treasury or hereafter created. The General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Securities from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Securities to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Partnership Securities.

Section 4.4 Capital Accounts.

     (a) The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with
Section 6031(c) of the Code or any other method acceptable to the General Partner) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation
Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 4.4(b) and allocated with respect to such Partnership Interest pursuant to
Section 5.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest and (y) all items of Partnership deduction and loss computed in accordance with Section 4.4(b) and allocated with respect to such Partnership Interest pursuant to Section 5.1.

     (b) For purposes of computing the amount of any item of income, gain, loss or deduction which is to be allocated pursuant to Article V and is to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

          (i) Solely for purposes of this Section 4.4, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner based upon the provisions of the applicable Group Member Agreement or the Northern Border Pipeline Partnership Agreement) of all property owned by any other Group Member that is classified as a partnership for federal income tax purposes or Northern Border Pipeline.

          (ii) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 5.1.

          (iii) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code that may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

          (iv) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

          (v) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 4.4(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any method that the General Partner may adopt.

          (vi) If the Partnership's adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to
     Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section
     5.1. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

     (c) A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

     (d) (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Partnership Interests for cash or Contributed Property, the issuance of Partnership Interests as consideration for the provision of services or the conversion of a General Partner's Combined Interest to Common Units pursuant to Section 13.3(b), the Capital Account of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 5.1. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests shall be determined by the General Partner using such method of valuation as it may adopt; provided, however, that the General Partner, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time. The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines) to arrive at a fair market value for individual properties.

          (ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 5.1. Any Unrealized Gain or Unrealized Loss attributable to such property shall be allocated in the same manner as Net Termination Gain or Net Termination Loss pursuant to Section 5.1(c); provided, however, that, in making any such allocation, Net Termination Gain or Net Termination Loss actually realized shall be allocated first. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall, in the case of a liquidating distribution pursuant to Section 14.4, be determined and allocated by the Liquidator using such reasonable method of valuation as it may adopt.

Section 4.5 Splits and Combinations.

     (a) Subject to Sections 4.5(d), 5.6 and 9.5 (dealing with adjustments of distribution levels), the Partnership may make a Pro Rata distribution of Partnership Securities to all Record Holders or may effect a subdivision or combination of Partnership Securities so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event (subject to adjustment for cash paid in lieu of fractional Partnership Securities) and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted.

     (b) Whenever such a distribution, subdivision or combination of Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

     (c) Promptly following any such distribution, subdivision or combination, the General Partner may cause Certificates to be issued to the Record Holders of Partnership Securities as of the applicable Record Date representing the new number of Partnership Securities held by such Record Holders, or the General Partner may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Securities Outstanding, the General Partner shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

     (d) The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of this Section 4.5(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher
Unit).

Section 4.6 Fully Paid and Non-Assessable Nature of Limited Partner Interests.

     All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article IV shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Section 17-607 of the Delaware Act.

Section 4.7 Interest and Withdrawal.

     No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts. No Partner or Assignee shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner or Assignee shall have priority over any other Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners and Assignees agree within the meaning of Section 17-502(b) of the Delaware Act.

Section 4.8 Establishment of Class B Units.

     (a) General. Prior to the Effective Date, the Partnership Policy Committee designated and created a class of Units designated as "Class B Units" and consisting of a total of 36,494,126 Class B Units, and fixed the designations, preferences and relative, participating, optional or other special rights, power and duties of holders of the Class B Units as set forth in this Section 4.8.

     (b) Rights Associated with Class B Units. During the period commencing upon issuance of the Class B Units and ending upon the conversion of the Class B Units as set forth in Section 4.8(f), unless amended pursuant to Section 4.9 or
Section 4.10:

          (i) subject to the provisions of Section 5.1(d)(iii)(A), and unless clauses (ii), (iii), or (iv) below require a different allocation pursuant to Section 5.1(c)(i) or otherwise, all items of Partnership income, gain, loss, deduction and credit shall be allocated to the Class B Units to the same extent as such items would be so allocated if such Class B Units were Common Units that were then Outstanding;

          (ii) Notwithstanding anything to the contrary in Section 5.4, with respect to distributions made in accordance with Section 5.4 for calendar quarters ending on or prior to the expiration of the Class B Subordination Period, the Class B Units shall be deemed Units, but not Common Units, for such purposes and, in addition, the holders of Class B Units shall have the right to share in Partnership quarterly cash distributions in accordance with Section 5.4, provided that following any distribution pursuant to
     Section 5.4(b) and prior to any distribution pursuant to Section 5.4(e), Available Cash shall be distributed as follows:

               (A) 99% to the holders of Class B Units, Pro Rata, and 1% to the General Partner until there has been distributed in respect of each Class B Unit Outstanding as of the last day of such quarter an amount equal to the Minimum Quarterly Distribution; and

               (B) then, 99% to the holders of Class B Units, Pro Rata, and 1% to the General Partner until there has been distributed in respect of each Class B Unit Outstanding as of the last day of such quarter an amount equal to the Cumulative Class B Unit Arrearage, if any, existing with respect to such quarter.

          (iii) The holders of Class B Units shall have the right to share in Partnership quarterly cash distributions for quarters ending after the expiration of the Class B Subordination Period in accordance with Section
     5.4 hereof as if such holders of Class B Units held Common Units and, in addition, notwithstanding anything to the contrary set forth in Section 5.4, if a Cumulative Class B Unit Arrearage exists on the date of the expiration of the Class B Subordination Period, prior to any distribution pursuant to Section 5.4(c), irrespective of whether any such Class B Units are then Outstanding, Available Cash shall be distributed in accordance with Section 4.8(b)(ii)(B) hereof to each holder of record of the applicable Class B Units as of the expiration of the Class B Subordination Period. This distribution shall not be deemed a distribution on a Common Unit, but the satisfaction of prior entitlements of the holders of Class B Units as of the expiration of the Class B Subordination Period. For the taxable year in which such distribution is made, if not previously allocated, each Person receiving such cash distribution shall be allocated items of gross income in an amount equal to such distribution as provided in Section 5.1(d)(iii)(A).

          (iv) Notwithstanding anything to the contrary in Section 5.1(c)(i), during the Class B Subordination Period the Class B Units shall be treated as Common Units then Outstanding for purposes of Section 5.1(c)(i), and, in addition, following any allocation made pursuant to Section 5.1(c)(i)(B) and before an allocation is made pursuant to Section 5.1(c)(i)(C), any remaining Net Termination Gain shall be allocated 99% to the holders of the Class B Units, Pro Rata, and 1% to the General Partner until each such holder of a Class B Unit has been allocated Net Termination Gain equal to any then existing Cumulative Class B Unit Arrearage with respect to such Class B Unit.

     (c) Voting Rights. Unless amended pursuant to Section 4.9 or Section 4.10, during the Class B Subordination Period, the Class B Units are non-voting (and solely for all purposes of calculating votes and determining the presence of a quorum under this Agreement, none of the Class B Units shall be deemed Outstanding), except that the Class B Units shall be entitled to vote as a separate class on any matter that adversely affects the rights or preferences of the Class B Units in relation to other classes of Partnership Interests or as required by law. The approval of a majority of the Class B Units shall be required to approve any matter for which the holders of the Class B Units are entitled to vote as a separate class and, upon expiration of the Class B Subordination Period, the Class B Units will have such voting rights pursuant to the Partnership Agreement as such Class B Units would have if they were Common Units that were then Outstanding except that, with respect to the Conversion Approval or Amendment Approval, none of the Class B Units shall be deemed Outstanding as of the record date for such vote or be entitled to vote. Each Class B Unit will be entitled to the number of votes equal to the number of Common Units into which a Class B Unit is convertible at the time of the record date for the vote or written consent on the matter.

     (d) Certificates. The Class B Units are evidenced by certificates in the form previously approved by the Partnership Policy Committee and, subject to the satisfaction of any applicable legal and regulatory requirements, may be assigned or transferred in a manner identical to the assignment and transfer of other Units. The Class B Unit Certificates include the restrictive legend set forth below:

     THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW ("ACTS"). THE UNITS HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE UNITS UNDER THE ACTS OR AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP THAT SUCH REGISTRATION IS NOT REQUIRED.

     (e) Registrar and Transfer Agent. OPGP will act as registrar and transfer agent of the Class B Units.

     (f) Conversion. Except as provided in this Section 4.8(f), the Class B Units are not convertible into Common Units.

          (i) Optional Conversion. The General Partner shall cause the Partnership, as promptly as practicable following the issuance of any Class B Units, to take such actions as may be necessary or appropriate to submit to a vote or consent of its Unitholders the approval of a change in the terms of the Class B Units to provide that each Class B Unit shall be convertible from time to time, at the option of the holders thereof, into one Common Unit (subject to appropriate adjustment in the event of any split-up, combination or similar event affecting the Common Units that occurs prior to the conversion of the Class B Units), effective upon approval of the issuance of additional Common Units in accordance with the following sentence (the "Conversion Approval"). The vote or consent required for such approval will be the requisite vote required under the rules or staff interpretations of the National Securities Exchange on which the Common Units are listed or admitted for trading for the listing or addition to trading of the Common Units that would be issued upon such conversion, excluding those Units held by ONEOK and its Affiliates. Upon receipt of the required vote or consent (the date of such approval, the "Conversion Approval Date"), the terms of the Class B Units will be changed, automatically and without further action, so that each Class B Unit may be converted, at the option of the holder thereof, into one Common Unit (subject to appropriate adjustment in the event of any split-up, combination or similar event affecting the Common Units that occurs prior to the conversion of the Class B Units).

          (ii) Automatic Conversion. The General Partner shall cause the Partnership, as promptly as practicable following the issuance of any Class B Units, to take such actions as may be necessary or appropriate to submit to a vote or consent of holders of at least 66 2/3% of the Outstanding Units (excluding those Units held by ONEOK and its Affiliates) and otherwise as required by Section 15.2 of this Agreement, the amendments to the Agreement described on Annex A to this Agreement (the approval of such amendment, the "Amendment Approval," and the date of obtaining the Amendment Approval, the "Amendment Approval Date"). Subject to Section 4.10, each Class B Unit shall automatically convert into one Common Unit (subject to appropriate adjustment in the event of any split-up, combination or similar event affecting the Common Units that occurs prior to the conversion of the Class B Units) upon receipt of:

               (A) Conversion Approval as set forth above in paragraph (i); and

               (B) Amendment Approval as set forth above in this paragraph (ii);

     and immediately thereafter, none of the Class B Units shall be outstanding.

          (iii) Quarterly Cash Distributions. Each Common Unit into which a Class B Unit has been converted as provided in this Section 4.8(f) shall have the right to share in any Partnership quarterly cash distributions made in respect of a Common Unit in accordance with Section 5.4 hereof (including, without limitation and not withstanding anything to the contrary contained in this Agreement, the right to any distributions of amounts in respect of Cumulative Common Unit Arrearages in respect of a Common Unit).

Section 4.9 Amendment of Terms of Class B Units if Unitholder Approval is not Obtained.

     (a) Subject to Section 4.9(b), unless both (1) the Conversion Approval has been obtained by April 6, 2007 and (2) the Amendment Approval has been obtained by April 6, 2007 then, unless the provisions of Section 4.10 shall already be in effect, effective as of April 7, 2007 (the "Class B Distribution Increase Date") until amended by the provisions of Section 4.10, Sections 4.8(b) and 4.8(c) hereof will be deemed to be amended in their entirety, automatically and without further action, as follows:

               "(b) Rights Associated with Class B Units. Prior to the
                    conversion of all of the Class B Units pursuant to Section 4.8(f) above:

                    (i) subject to the provisions of Section 5.1(d)(iii)(A) and paragraphs (ii) and (iii) below, all items of Partnership income, gain, loss, deduction and credit shall be allocated to the Class B Units to the same extent such items would be allocated if such Class B Units were Common Units then Outstanding, and the allocations to Class B Units shall have the same order of priority relative to allocations on the Common Units;

                    (ii) (A) notwithstanding anything to the contrary in Section
                         5.4, the Class B Units shall be deemed Units, but not Common Units, for purposes of Section 5.4 and the Class B Units shall have the right to share in Partnership quarterly cash distributions in accordance with Section
                         5.4 based on 115% of the amount of any Partnership distribution that would be made to each Common Unit so that the amount of any Partnership distribution to each Class B Unit will equal 115% of the amount of such distribution to each Common Unit (such additional 15% pro rated for the quarter in which the Class B Distribution Increase Date occurs), provided, however, that following any distribution pursuant to Section 5.4(b) and prior to any distribution pursuant to
                         Section 5.4(c), Available Cash shall be distributed as follows:

                         (1) 99% to the holders of Class B Units and 1% to the General Partner, until there has been distributed in respect of each Class B Unit Outstanding as of the last day of such quarter an amount equal to 115% of the Minimum Quarterly Distribution; and

                         (2) then, 99% to the holders of Class B Units and 1% to the General Partner, until there has been distributed in respect of each Class B Unit Outstanding as of the last day of such quarter an amount equal to the Cumulative Class B Unit Arrearage, if any, existing with respect to such quarter.

                         (B) notwithstanding anything to the contrary contained in Section 5.4, if a Cumulative Class B Unit Arrearage exists on the date of the expiration of the Class B Subordination Period, prior to any distribution pursuant to Section 5.4(c), irrespective of whether any such Class B Units are then Outstanding, Available Cash shall be distributed 99% to the holders of record of the applicable Class B Units as of the expiration of the Class B Subordination Period and 1% to the General Partner, until there has been distributed in respect of each Class B Unit an amount equal to the Cumulative Class B Unit Arrearage, if any, existing with respect to such quarter. This distribution shall not be deemed a distribution on a Common Unit, but the satisfaction of prior entitlements of the holders of Class B Units as of the expiration of the Class B Subordination Period. For the taxable year in which such distribution is made, if not previously allocated, each Person receiving such cash distribution shall be allocated items of gross income in an amount equal to such distribution as provided in Section 5.1(d)(iii)(A); and

                    (iii) the Class B Units shall have rights upon dissolution and liquidation of the Partnership, including the right to share in any liquidating distributions, that are based on 115% of the liquidating distributions that would be made to the Common Units so that the amount of any liquidating distribution to each Class B Unit will equal 115% of the amount of such distribution to each Common Unit, and, in addition, following any allocation made pursuant to Section 5.1(c)(i)(B) and before an allocation is made pursuant to Section 5.1(c)(i)(C), any remaining Net Termination Gain shall be allocated 99% to the holders of the Class B Units and 1% to the General Partner, until each such holder of a Class B Unit has been allocated Net Termination Gain equal to any then existing Cumulative Class B Unit Arrearage with respect to such Class B Unit, and accordingly, notwithstanding anything to the contrary in this Agreement, prior to any distribution under Section 14.4, the Capital Account of each Partner shall be adjusted to give effect to the foregoing liquidation rights.

               (c) Voting Rights. The Class B Units shall have such voting rights as such Class B Units would have if they were Common Units that were then Outstanding except that, with respect to the Conversion Approval or Amendment Approval, none of the Class B Units shall be deemed Outstanding as of the record date for such vote or be entitled to vote. Each Class B Unit will be entitled to the number of votes equal to the number of Common Units into which a Class B Unit is convertible at the time of the record date for the vote or written consent on the matter."

     (b) Notwithstanding Section 4.9(a), if (1) the Conversion Approval is obtained on or before April 6, 2007, but (2) the Amendment Approval is not obtained on or before April 6, 2007;

          then, unless the provisions of Section 4.10 shall already be in effect, effective as of the next succeeding day (the "Section 4.9(b) Distribution Increase Date") until amended by the provisions of
          Section 4.4, Sections 4.8(b) and 4.8(c) hereof will be deemed to be amended in their entirety, automatically and without further action, as follows:

               "(b) Rights Associated with Class B Units. Prior to the
                    conversion of all of the Class B Units pursuant to Section 4.8(f) above:

                    (i) subject to the provisions of Section 5.1(d)(iii)(A) and paragraphs (ii) and (iii) below, all items of Partnership income, gain, loss, deduction and credit shall be allocated to the Class B Units to the same extent such items would be allocated if such Class B Units were Common Units then Outstanding, and the allocations to Class B Units shall have the same order of priority relative to allocations on the Common Units;

                    (ii) (A) the Class B Units shall have the right to share in
                         Partnership quarterly cash distributions based on 115% of the amount of any Partnership distribution that would be made to each Common Unit so that the amount of any Partnership distribution to each Class B Unit will equal 115% of the amount of such distribution to each Common Unit (such additional 15% pro rated for the quarter in which the Class B Distribution Increase Date occurs), and the right of holders of Class B Units to receive distributions shall have the same order of priority relative to distributions on the Common Units; and

                         (B) notwithstanding anything to the contrary contained in Section 5.4, if a Cumulative Class B Unit Arrearage existed on the date of the expiration of the Class B Subordination Period, prior to any distribution pursuant to Section 5.4(d), irrespective of whether any such Class B Units are then Outstanding, Available Cash shall be distributed 99% to the holders of record of the applicable Class B Units as of the expiration of the Class B Subordination Period and 1% to the General Partner, until there has been distributed in respect of each Class B Unit an amount equal to the Cumulative Class B Unit Arrearage, if any, existing with respect to such quarter. This distribution shall not be deemed a distribution on a Common Unit, but the satisfaction of prior entitlements of the holders of Class B Units as of the expiration of the Class B Subordination Period. For the taxable year in which such distribution is made, if not previously allocated, each Person receiving such cash distribution shall be allocated items of gross income in an amount equal to such distribution as provided in Section 5.1(d)(iii)(A); and

                    (iii) the Class B Units shall have rights upon dissolution and liquidation of the Partnership, including the right to share in any liquidating distributions, that are based on 115% of the liquidating distributions that would be made to the Common Units so that the amount of any liquidating distribution to each Class B Unit will equal 115% of the amount of such distribution to each Common Unit, and, in addition, following any allocation made pursuant to Section 5.1(c)(i)(B) and before an allocation is made pursuant to Section 5.1(c)(i)(C), any remaining Net Termination Gain shall be allocated 99% to the holders of the Class B Units and 1% to the General Partner, until each such holder of a Class B Unit has been allocated Net Termination Gain equal to any then existing Cumulative Class B Unit Arrearage with respect to such Class B Unit, and accordingly, notwithstanding anything to the contrary in this Agreement, prior to any distribution under Section 14.4, the Capital Account of each Partner shall be adjusted to give effect to the foregoing liquidation rights.

               (c) Voting Rights. The Class B Units will have such voting rights pursuant to the Partnership Agreement as such Class B Units would have if they were Common Units that were then Outstanding except that, with respect to the Conversion Approval or Amendment Approval, none of the Class B Units shall be deemed Outstanding as of the record date for such vote or be entitled to vote. Each Class B Unit will be entitled to the number of votes equal to the number of Common Units into which a Class B Unit is convertible."

     (c) If a Class B Distribution Increase Date or Section 4.9(b) Distribution Increase Date has occurred and the Partnership's Unitholders thereafter either
(1) obtain the Conversion Approval and the Amendment Approval, or (2) any of the Class B Units are converted into Common Units pursuant to Section 4.8(f)(i), then, unless the provisions of Section 4.10 shall already be in effect, (i) with respect to the matters described in sub-clause (1) above, as of the later of the Conversion Approval Date and the Amendment Approval Date, all Class B Units shall automatically, and without further action of the holder(s) thereof, be converted into Common Units in accordance with Section 4.8(f)(ii), and (ii) with respect to matters described in sub-clauses (1) and (2) above for the quarter in which such conversion occurs, concurrently with the distribution made in accordance with Article V of this Agreement of Available Cash, with respect to the quarter in which the conversion of the Class B Units is effected, a distribution shall be paid to each holder of record of the applicable Class B Units as of the effective date of such conversion, with the amount of such distribution for each such Class B Unit to be equal to the product of (a) 15% of the amount to be distributed in respect of such quarter to each Common Unit times (it being agreed that each such Common Unit issued upon conversion shall be entitled to the full distribution payable to the holder of a Common Unit) and
(b) a fraction, of which (A) the numerator is the number of days in such quarter up to but excluding the date of such conversion, and (B) the denominator is the total number of days in such quarter (the foregoing amount being referred to as an "Excess Payment"). For the taxable year in which an Excess Payment is made, each holder of a Class B Unit shall be allocated items of gross income with respect to such taxable year in an amount equal to the Excess Payment distributed to it as provided in Section 5.1(d)(iii)(A).

Section 4.10 Amendment of Terms of Class B Units Upon Removal of the General Partner.

     (a) If prior to the conversion of all Class B Units, a resolution of the Limited Partners holding the requisite majority of Outstanding Units is passed approving the removal of any Affiliate of ONEOK as the general partner of the Partnership (a "GP Removal Event") and the Conversion Approval has not been obtained, then notwithstanding Section 4.9, automatically and without further action and, effective as of the next succeeding day (the "GP Removal Date"),
Section 4.8(f)(ii) shall be deemed to be deleted in its entirety, automatically and without further action, and Sections 4.8(b) and 4.8(c) hereof will be deemed to be amended in their entirety, automatically and without further action, as follows:

               "(b) Rights Associated with Class B Units. Prior to the
                    conversion of the Class B Units as set forth in Section 4.8(f) hereof:

                    (i) subject to the provisions of Section 5.1(d)(iii)(A) and paragraphs (ii) and (iii) below, all items of Partnership income, gain, loss, deduction and credit shall be allocated to the Class B Units to the same extent as such items would be allocated if such Class B Units were Common Units then Outstanding, and the allocations to Class B Units shall have the same order of priority relative to allocations on the Common Units; and

                    (ii) (A) notwithstanding anything to the contrary in Section
                         5.4, the Class B Units shall be deemed Units, but not Common Units, for purposes of Section 5.4 and the Class B Units shall have the right to share in Partnership quarterly cash distributions in accordance with Section
                         5.4 hereof based on 125% of the amount of any Partnership distribution that would be made to each Common Unit so that the amount of any Partnership distribution to each Class B Unit will equal 125% of the amount of such distribution to each Common Unit (such additional 25% pro rated for the quarter in which the GP Removal Date occurs), provided, however, that following any distribution pursuant to Section 5.4(b) and prior to any distribution pursuant to Section 5.4(c), Available Cash shall be distributed as follows:

                         (1) 99% to the holders of Class B Units and 1% to the General Partner, until there has been distributed in respect of each Class B Unit Outstanding as of the last day of such quarter an amount equal to 125% of the Minimum Quarterly Distribution; and

                         (2) then, 99% to the holders of Class B Units and 1% to the General Partner, until there has been distributed in respect of each Class B Unit Outstanding as of the last day of such quarter an amount equal to the Cumulative Class B Unit Arrearage, if any, existing with respect to such quarter.

                         (B) notwithstanding anything to the contrary in Section 5.4, if a Cumulative Class B Unit Arrearage exists on the date of the expiration of the Class B Subordination Period, prior to any distribution pursuant to Section 5.4(c), irrespective of whether any such Class B Units are then Outstanding, Available Cash shall be distributed 99% to the holders of record of the applicable Class B Units as of the expiration of the Class B Subordination Period and 1% to the General Partner, until there has been distributed in respect of each Class B Unit an amount equal to the Cumulative Class B Unit Arrearage, if any, existing with respect to such quarter. This distribution shall not be deemed a distribution on a Common Unit, but the satisfaction of prior entitlements of the holders of Class B Units as of the expiration of the Class B Subordination Period. For the taxable year in which such distribution is made, if not previously allocated, each Person receiving such cash distribution shall be allocated items of gross income in an amount equal to such distribution as provided in
                         Section 5.1(d)(iii)(A); and

                    (iii) the Class B Units shall have rights upon dissolution and liquidation of the Partnership, including the right to share in any liquidating distributions, that are based on 125% of the liquidating distributions that would be made to the Common Units so that the amount of any liquidating distribution to each Class B Unit will equal 125% of the amount of such distribution to each Common Unit, and, in addition, following any allocation made pursuant to Section 5.1(c)(i)(B) and before an allocation is made pursuant to Section 5.1(c)(i)(C), any remaining Net Termination Gain shall be allocated 99% to the holders of the Class B Units and 1% to the General Partner, until each such holder of a Class B Unit has been allocated Net Termination Gain equal to any then existing Cumulative Class B Unit Arrearage with respect to such Class B Unit, and accordingly, notwithstanding anything to the contrary in this Agreement, prior to any distribution under Section 14.4, the Capital Account of each Partner shall be adjusted to give effect to the foregoing liquidation rights.

               (c) Voting Rights. The Class B Units will have such voting rights pursuant to the Partnership Agreement as such Class B Units would have if they were Common Units that were then Outstanding except that, (i) for the purposes of the definition of "Outstanding" such Class B Units shall be deemed to be "Units," but not "Common Units," for all purposes thereof and (ii) with respect to the Conversion Approval (if not already obtained), none of the Class B Units shall be deemed Outstanding as of the record date for such vote or be entitled to vote . Each Class B Unit will be entitled to one vote on each matter with respect to which such Class B Unit is entitled to be voted."

     (b) If the Conversion Approval has been obtained and a GP Removal Event occurs, then notwithstanding Section 4.9, automatically and without further action and, effective as of the GP Removal Date, Section 4.8(f)(ii) shall be deemed to be deleted in its entirety, automatically and without further action, and Sections 4.8(b) and 4.8(c) hereof will be deemed to be amended in their entirety, automatically and without further action, as follows:

               "(b) Rights Associated with Class B Units. Prior to the
                    conversion of the Class B Units as set forth in Section 4.8(f) hereof:

                    (i) subject to the provisions of Section 5.1(d)(iii)(A) and paragraphs (ii) and (iii) below, all items of Partnership income, gain, loss, deduction and credit shall be allocated to the Class B Units to the same extent as such items would be allocated if such Class B Units were Common Units then Outstanding, and the allocations to Class B Units shall have the same order of priority relative to allocations on the Common Units; and

                    (ii) (A) the Class B Units shall have the right to share in
                         Partnership quarterly cash distributions based on 125% of the amount of any Partnership distribution that would be made to each Common Unit so that the amount of any Partnership distribution to each Class B Unit will equal 125% of the amount of such distribution to each Common Unit (such additional 25% pro rated for the quarter in which the GP Removal Date occurs), and the right of holders of Class B Units to receive distributions shall have the same order of priority relative to distributions on the Common Units; and,

                         (B) notwithstanding anything to the contrary in Section 5.4, if a Cumulative Class B Unit Arrearage existed on the date of the expiration of the Class B Subordination Period, prior to any distribution pursuant to Section 5.4(c), irrespective of whether any such Class B Units are then Outstanding, Available Cash shall be distributed 99% to the holders of record of the applicable Class B Units as of the expiration of the Class B Subordination Period and 1% to the General Partner, until there has been distributed in respect of each Class B Unit an amount equal to the Cumulative Class B Unit Arrearage, if any, existing with respect to such quarter. This distribution shall not be deemed a distribution on a Common Unit, but the satisfaction of prior entitlements of the holders of Class B Units as of the expiration of the Class B Subordination Period. For the taxable year in which such distribution is made, if not previously allocated, each Person receiving such cash distribution shall be allocated items of gross income in an amount equal to such distribution as provided in Section 5.1(d)(iii)(A); and

                    (iii) the Class B Units shall have rights upon dissolution and liquidation of the Partnership, including the right to share in any liquidating distributions, that are based on 125% of the liquidating distributions that would be made to the Common Units so that the amount of any liquidating distribution to each Class B Unit will equal 125% of the amount of such distribution to each Common Unit, and, in addition, following any allocation made pursuant to

                         Section 5.1(c)(i)(B) and before an allocation is made pursuant to Section 5.1(c)(i)(C), any remaining Net Termination Gain shall be allocated 99% to the holders of the Class B Units and 1% to the General Partner, until each such holder of a Class B Unit has been allocated Net Termination Gain equal to any then existing Cumulative Class B Unit Arrearage with respect to such Class B Unit, and accordingly, notwithstanding anything to the contrary in this Agreement, prior to any distribution under Section 14.4, the Capital Account of each Partner shall be adjusted to give effect to the foregoing liquidation rights.

               (c) Voting Rights. The Class B Units will have such voting rights pursuant to the Partnership Agreement as such Class B Units would have if they were Common Units that were then Outstanding except that, for the purposes of the definition of "Outstanding" such Class B Units shall be deemed to be "Units", but not "Common Units" for all purposes thereof. Each Class B Unit will be entitled to one vote on each matter with respect to which such Class B Unit is entitled to be voted."

     (c) If a GP Removal Event has occurred and any of the Class B Units are converted into Common Units pursuant to Section 4.8(f)(i), then, for the quarter in which such conversion occurs, concurrently with the distribution made in accordance with Article V of the Partnership Agreement of Available Cash, with respect to the quarter in which the conversion of the Class B Units is effected, a distribution shall be paid to each holder of record of the applicable Class B Units as of the effective date of such conversion, with the amount of such distribution for each such Class B Unit to be equal to the product of (a) 25% of the amount to be distributed in respect of such quarter to each Common Unit times (it being agreed that each such Common Unit issued upon conversion shall be entitled to the full dividend payable to the holder of a Common Unit) (b) a fraction, of which (i) the numerator is the number of days in such quarter up to but excluding the date of such conversion, and (ii) the denominator is the total number of days in such quarter (the foregoing amount being referred to as an "Excess Payment"). For the taxable year in which an Excess Payment is made, each holder of a Class B Unit shall be allocated items of gross income with respect to such taxable year in an amount equal to the Excess Payment distributed to it as provided in Section 5.1(d)(iii)(A).

Section 4.11 Change of New York Stock Exchange Rules or Interpretations.

     If at any time (a) the rules of the National Securities Exchange on which the Common Units are listed or admitted to trading or the staff interpretations of such rules are changed, or (b) facts and circumstances arise, in either case, so that the Conversion Approval is no longer required as a condition to the listing of the Common Units that would be issued upon any conversion of any Class B Units into Common Units as provided in Section 4.8(f)(i) hereof as determined by the General Partner (the date that the General Partner makes such determination, the "Conversion Approval Termination Date") and the Amendment Approval has been obtained, then, unless the provisions of Section 4.10 shall already be in effect, the terms of such Class B

Units will be changed so that each such Class B Unit is converted (without further action or any vote of any securityholders of the Partnership) into one Common Unit (subject to appropriate adjustment in the event of any split-up, combination or similar event affecting the Common Units).

                                   ARTICLE V

                          ALLOCATIONS AND DISTRIBUTIONS

Section 5.1 Allocations for Capital Account Purposes.

     For purposes of maintaining the Capital Accounts and determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 4.4(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

     (a) Net Income. After giving effect to the special allocations set forth in
Section 5.1(d), Net Income for each taxable year and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable year shall be allocated as follows:

          (i) First, 100% to the General Partner until the aggregate Net Income allocated pursuant to this Section 5.1(a)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated pursuant to Section 5.1(b)(iii) for all previous taxable years;

          (ii) Second, 100% to the General Partner and the Unitholders, in the same proportion as Net Losses were allocated pursuant to Section 5.1(b)(ii), until the aggregate Net Income allocated to such Partners pursuant to this Section 5.1(a)(ii) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to such Partners pursuant to Section 5.1(b)(ii) for all previous taxable years; and

          (iii) Third, the balance, if any, 100% to the General Partner and the Unitholders, in accordance with their respective Percentage Interests.

     (b) Net Losses. After giving effect to the special allocations set forth in
Section 5.1(d), Net Losses for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated as follows:

          (i) First, 100% to the General Partner and the Unitholders, in accordance with their respective Percentage Interests, until the aggregate Net Losses allocated pursuant to this Section 5.1(b)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Income allocated to such Partners pursuant to Section 5.1(a)(iii) for all previous taxable years; provided that the Net Losses shall not be allocated pursuant to this Section 5.1(b)(i) to the extent that such allocation would cause any Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account);

          (ii) Second, 100% to the General Partner and the Unitholders, in proportion to, and to the extent of, the positive balances in their respective Adjusted Capital Accounts; and

          (iii) Third, the balance, if any, 100% to the General Partner.

     (c) Net Termination Gains and Losses. After giving effect to the special allocations set forth in Section 5.1(d), all items of income, gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this Section 5.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section
5.1 and after all distributions of Available Cash provided under Sections 5.4 and 5.5 have been made; provided, however, that solely for purposes of this
Section 5.1(c), Capital Accounts shall not be adjusted for distributions made pursuant to Section 14.4.

          (i) If a Net Termination Gain is recognized (or deemed recognized pursuant to Section 4.4(d)), such Net Termination Gain shall be allocated among the Partners in the following manner (and the Capital Accounts of the Partners shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

               (A) First, to each Partner having a deficit balance in its Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Capital Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such deficit balance in its Capital Account;

               (B) Second, (x) 1% to the General Partner and (y) 99% to all Unitholders holding Common Units, Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of
          (1) its Unrecovered Initial Unit Price, plus (2) the Minimum Quarterly Distribution for the calendar quarter during which the Liquidation Date occurs, reduced by any distribution pursuant to Section 5.4(a)(i) or 5.4(b)(i) with respect to such Common Unit for such calendar quarter (the amount determined pursuant to this clause (2) is hereinafter defined as the "Unpaid MQD"), plus (3) any then existing Cumulative Common Unit Arrearage with respect to a Common Unit;

               (C) Third, 99% to all Unitholders, Pro Rata, and 1% to the General Partner, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its Unrecovered Initial Unit Price, (2) the Unpaid MQD, and (3) the excess of (aa) the First Target Distribution less the Minimum Quarterly Distribution for each calendar quarter of the Partnership's existence over (bb) the cumulative per Unit amount of any distributions of

          Available Cash that is deemed to be Cash from Operations made pursuant to Section 5.4(c) (the sum of (1), (2) and (3) is hereinafter defined as the "First Liquidation Target Amount");

               (D) Fourth, (y) 14.1327% to the General Partner and (z) 85.8673% to all Unitholders, Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) the First Liquidation Target Amount, plus (2) the excess of (aa) the Second Target Distribution less the First Target Distribution for each calendar quarter of the Partnership's existence over (bb) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Cash from Operations made pursuant to Section 5.4(d) (the sum of (1) and (2) is hereinafter defined as the "Second Liquidation Target Amount");

               (E) Fifth, (y) 24.2347% to the General Partner and (z) 75.7653% to all Unitholders, Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) the Second Liquidation Target Amount, and (2) the excess of (aa) the Third Target Distribution less the Second Target Distribution for each calendar quarter of the Partnership's existence over (bb) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Cash from Operations made pursuant to Section 5.4(e) (the sum of (1) and (2) is hereinafter defined as the "Third Liquidation Target Amount"); and

               (F) Finally, any remaining amount (y) 49.4898% to the General Partner and (z) 50.5102% to all Unitholders, Pro Rata.

          (ii) If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 4.4(d)), such Net Termination Loss shall be allocated among the Partners in the following manner:

               (A) First, 100% to the General Partner and the Unitholders in proportion to, and to the extent of, the positive balances in their respective Adjusted Capital Accounts; and

               (B) Second, the balance, if any, 100% to the General Partner.

     (d) Special Allocations. Notwithstanding any other provision of this
Section 5.1, the following special allocations shall be made for such taxable period:

          (i) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 5.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 5.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1(d) with respect to such taxable period (other than an allocation pursuant to Sections 5.1(d)(vi) and 5.1(d)(vii)).

     This Section 5.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

          (ii) Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 5.1 (other than Section 5.1(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this
     Section 5.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1(d), other than Section 5.1(d)(i) and other than an allocation pursuant to Sections 5.1(d)(vi) and 5.1(d)(vii), with respect to such taxable period. This Section 5.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation
     Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

          (iii) Priority Allocations.

               (A) If the amount of cash or the Net Agreed Value of any property distributed (except cash or property distributed pursuant to Section 14.4) to any Unitholder with respect to its Units for a taxable year is greater (on a per Unit basis) than the amount of cash or the Net Agreed Value of property distributed to the other Unitholders with respect to their Units (on a per Unit basis), then (1) each Unitholder receiving such greater cash or property distribution shall be allocated gross income in an amount equal to the product of (aa) the amount by which the distribution (on a per Unit basis) to such Unitholder exceeds the distribution (on a per Unit basis) to the Unitholders receiving the smallest distribution (on a per Unit basis) and (bb) the number of Units owned by the Unitholder receiving the greater distribution; and (2) the General Partners shall be allocated gross income in an aggregate amount equal to 1/99 of the sum of the amounts allocated in clause (1) above.

               (B) After the application of Section 5.1(d)(iii)(A), all or any portion of the remaining items of Partnership gross income or gain for the taxable period, if any, shall be allocated 100% to the General Partner until the aggregate amount of such items allocated to the General Partner pursuant to this paragraph 5.1(d)(iii)(B) for the current taxable year and all previous taxable years is equal to the cumulative amount of cash distributed as Incentive Distributions to the General Partner with respect to the period from the Closing Date to a date 45 days after the end of the current taxable year.

          (iv) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 5.1(d)(i) or 5.1(d)(ii).

          (v) Gross Income Allocations. In the event any Partner has a deficit balance in its Adjusted Capital Account at the end of any Partnership taxable period, such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 5.1(d)(v) shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account as adjusted after all other allocations provided for in this Section 5.1 have been tentatively made as if this Section 5.1(d)(v) were not in this Agreement.

          (vi) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Unitholders, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

          (vii) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

          (viii) Nonrecourse Liabilities. For purposes of Treasury Regulation
     Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

          (ix) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

          (x) Curative Allocation.

               (A) Notwithstanding any other provision of this Section 5.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 5.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain. Allocations pursuant to this Section 5.1(d)(x)(A) shall only be made with respect to Required Allocations to the extent the General Partner determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this
          Section 5.1(d)(x)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the General Partner determines that such allocations are likely to be offset by subsequent Required Allocations.

               (B) The General Partner shall, with respect to each taxable period, (1) apply the provisions of Section 5.1(d)(x)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 5.1(d)(x)(A) among the Partners in a manner that is likely to minimize such economic distortions.

Section 5.2 Allocations for Tax Purposes.

     (a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 5.1.

     (b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

          (i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under
     Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) except as otherwise provided in Section 5.2(b)(iv), any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 5.1.

          (ii) (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 4.4(d)(i) or 4.4(d)(ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 5.2(b)(i)(A); and (B) except as otherwise provided in Section 5.2(b)(iv), any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 5.1.

          (iii) Except as otherwise provided in Section 5.2(b)(iv), all other items of income, gain, loss and deduction shall be allocated among the Partners in the same manner as their correlative item of "book" gain or loss is allocated pursuant to Section 5.1.

          (iv) Any items of income, gain, loss or deduction otherwise allocable under Section 5.2(b)(i)(B), 5.2(b)(ii)(B) or 5.2(b)(iii) shall be subject to allocation by the General Partner in a manner designed to eliminate, to the maximum extent possible, Book-Tax Disparities in a Contributed Property or Adjusted Property otherwise resulting from the application of the "ceiling" limitation (under Section 704(c) of the Code or Section 704(c) principles) to the allocations provided under Section 5.2(b)(i)(A) or 5.2(b)(ii)(A). The General Partner shall apply the principles of Treasury Regulation Section 1.704-3(d) to eliminate Book-Tax Disparities.

     (c) For the proper administration of the Partnership and for the preservation of uniformity of the Limited Partner Interests (or any class or classes thereof), the General Partner shall (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Limited Partner Interests (or any class or classes thereof). The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 5.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Limited Partner Interests issued and Outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

     (d) The General Partner may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership's common basis of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-l(a)(6) or any successor regulations thereto. If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring Limited Partner Interests in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Limited Partner Interests, so long as such conventions would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Limited Partner Interests.

     (e) Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 5.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

     (f) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code that may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the General Partner) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

     (g) Each item of Partnership income, gain, loss and deduction, for federal income tax purposes, shall be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of each month; provided, however, that gain or loss on a sale or other disposition of any assets of the Partnership, or any other extraordinary item of income or loss realized and recognized other than in the ordinary course of business, as determined by the General Partner, shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of allocation to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

     (h) Allocations that would otherwise be made to a Limited Partner under the provisions of this Article V shall instead be made to the beneficial owner of Limited Partner Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with
Section 6031(c) of the Code or any other method determined by the General
Partner.

Section 5.3 Requirement and Characterization of Distributions; Distributions to Record Holders.

     (a) Within 45 days following the end of each calendar quarter, an amount equal to 100% of Available Cash with respect to such Quarter shall, subject to
Section 17-607 of the Delaware Act, be distributed in accordance with this
Article V by the Partnership to the Partners as of the Record Date selected by the General Partner. All amounts of Available Cash distributed by the Partnership on any date from any source shall be deemed to be Cash from Operations until the sum of all amounts of Available Cash theretofore distributed by the Partnership to the Partners pursuant to Section 5.4 equals the Cash from Operations from the Closing Date through the close of the immediately preceding calendar quarter. Any remaining amounts of Available Cash distributed by the Partnership on such date shall, except as otherwise provided in Section 5.5, be deemed to be "Cash from Interim Capital Transactions." All distributions required to be made under this Agreement shall be made subject to
Section 17-607 of the Delaware Act.

     (b) Notwithstanding Section 5.3(a), in the event of the dissolution and liquidation of the Partnership, all receipts received during or after the calendar quarter in which the Liquidation Date occurs, other than from borrowings described in (a)(ii) of the definition of Available Cash, shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 14.4.

     (c) The General Partner may treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available Cash to such Partners.

     (d) Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

Section 5.4 Distributions of Available Cash from Cash from Operations.

     Subject to Sections 4.8, 4.9 and 4.10, Available Cash with respect to any calendar quarter that is deemed to be Cash from Operations pursuant to the provisions of Section 5.3 or 5.5, subject to Section 17-607 of the Delaware Act, shall be distributed as follows, except as otherwise required in respect of additional Partnership Securities issued pursuant to Section 4.2(b):

     (a) First, 99% to the Limited Partners holding Common Units, their Pro Rata Share, and 1% to the General Partner, until there has been distributed in respect of each Common Unit Outstanding as of the last day of such quarter an amount equal to the Minimum Quarterly Distribution;

     (b) Second, 99% to the Limited Partners holding Common Units, Pro Rata, and 1% to the General Partner, until there has been distributed in respect of each Common Unit Outstanding


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

as of the last day of such quarter an amount equal to the Cumulative Common Unit Arrearage, if any, existing with respect to such quarter;

     (c) Third, 99% to all Unitholders, Pro Rata, and 1% to the General Partner, until there has been distributed in respect of each Common Unit Outstanding as of the last day of such quarter an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution;

     (d) Fourth, 85.8673% to all Unitholders, Pro Rata, and 14.1327% to the General Partner, until there has been distributed in respect of each Common Unit Outstanding as of the last day of such quarter an amount equal to the excess of the Second Target Distribution over the First Target Distribution;

     (e) Fifth, 75.7653% to all Unitholders, Pro Rata, and 24.2347% to the General Partner, until there has been distributed in respect of each Common Unit Outstanding as of the last day of such quarter an amount equal to the excess of the Third Target Distribution over the Second Target Distribution; and

     (f) Thereafter, 50.5102% to all Unitholders, Pro Rata, in the proportion that the total number of Common Units held by each such Limited Partner bears to the total number of Common Units Outstanding as of the last day of such quarter, and 49.4898% to the General Partner;

provided, however, if the Minimum Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution have been reduced to zero pursuant to the second sentence of Section 5.6, the distribution of Available Cash that is deemed to be Cash from Operations with respect to any quarter will be made in accordance with Section 5.4(f).

Section 5.5 Distributions of Cash from Interim Capital Transactions.

     Available Cash that constitutes Cash from Interim Capital Transactions shall be distributed, unless the provisions of Section 5.3 require otherwise, 99% to all Unitholders, Pro Rata, and 1% to the General Partner, until a hypothetical holder of a Common Unit acquired on the Closing Date has received with respect to such Common Unit, during the period since the Closing Date through such date, distributions of Available Cash that are deemed to be Cash from Interim Capital Transactions in an aggregate amount equal to the Initial Unit Price. Thereafter, all Available Cash shall be distributed as if it were Cash from Operations and shall be distributed in accordance with Section 5.4.

Section 5.6 Adjustment of Minimum Quarterly Distribution and Target Distribution Levels.

     (a) The Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in Units or otherwise) of Units or other Partnership Securities in accordance with Section 4.5. In the event of a distribution of Available Cash that is deemed to be Cash from Interim Capital Transactions, the then applicable Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution shall be adjusted proportionately downward to equal the product obtained by multiplying the otherwise applicable Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution, as the case may be, by a fraction of which the numerator is the Unrecovered Initial Unit Price of the Common Units immediately after giving effect to such distribution and of which the denominator is the Unrecovered Initial Unit Price of the Common Units immediately prior to giving effect to such distribution.

     (b) The Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution shall also be subject to adjustment pursuant to Section 9.5.

                                   ARTICLE VI

                      MANAGEMENT AND OPERATION OF BUSINESS

Section 6.1 Management.

     (a) Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner or Unitholder (other than the General Partner in its capacity as such) or Assignee shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to
Section 6.3, shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including the following:

          (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Partnership Securities, and the incurring of any other obligations;

          (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

          (iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being, subject, however, to any prior approval that may be required by Section 6.3 and Article XV or
     XVI);

          (iv) the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; subject to Section 6.6(a), the lending of funds to other Persons (including other Group Members); the repayment or guarantee of obligations of any Group Member; and the making of capital contributions to any Group Member;

          (v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than their interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

          (vi) the distribution of Partnership cash;

          (vii) the selection and dismissal of employees (including employees having titles such as "president," "chief executive officer," "vice president," "chief financial officer,", "chief accounting officer," "secretary" and "treasurer") and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

          (viii) the maintenance of insurance for the benefit of the Partnership Group, the Partners and Indemnitees;

          (ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other relationships (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time) subject to the restrictions set forth in Section 3.1;

          (x) the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

          (xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

          (xii) the execution of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 11.4);

          (xiii) the purchase, sale or other acquisition or disposition of Partnership Securities, or the issuance of options, rights, warrants and appreciation rights relating to Partnership Securities;

          (xiv) the undertaking of any action in connection with the Partnership's participation in any Group Member; and

          (xv) the entering into of agreements with any of its Affiliates to render services to a Group Member or to itself in the discharge of its duties as General Partner of the Partnership.

     (b) Notwithstanding any other provision of this Agreement, any Group Member Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners and the Assignees and each other Person who may acquire an interest in Partnership Securities hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement and the Group Member Agreement of each other Group Member, and the engaging by any Affiliate of the General Partner in the transportation, gathering, marketing, storage, treatment or processing of natural gas or other hydrocarbons and related activities, or any other activities in competition with those of any Group Member, including, without limitation, the expansion of existing facilities owned or operated by such Affiliate, the acquisition of additional facilities or the construction of new facilities, even if such activities are in direct competition with the business and activities of the Partnership, any other Group Member or Northern Border Pipeline; (ii) agrees that the General Partner (on its own or through any authorized officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause
(i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated therein on behalf of the Partnership without any further act, approval or vote of the Partners or the Assignees or the other Persons who may acquire an interest in Partnership Securities; (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article
XVII), or the engaging by any Affiliate of the General Partner in any of the activities specified in clause (i) above, even if such activities are in direct competition with the business and activities of the Partnership or any other Group Member, shall not constitute a breach by the General Partner, any officers of the Partnership or any such Affiliate of any duty that any such Person may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity; and (iv) agrees that the General Partner and its designated representatives on the management committee for Northern Border Pipeline shall not be in breach of any standard of care or duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation with respect to the voting of the interest of any member of the Partnership Group on the management committee for the Northern Border Pipeline if such designated representatives acted in good faith and in a manner reasonably believed by such person to be in, or not inconsistent with, the best interests of the Partnership.

Section 6.2 Certificate of Limited Partnership.

     The Certificate of Limited Partnership has been filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents that the General Partner determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent the General Partner determines such action to be necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 7.5(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner or Assignee.

Section 6.3 Restrictions on the General Partner's Authority.

     (a) Except as provided in Articles XIV and XVI, the General Partner may not
(i) sell, exchange or otherwise dispose of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (including by way of merger, consolidation, other combination or sale of ownership interests of the Partnership's Subsidiaries),
(ii) approve on behalf of the Partnership the sale, exchange or other disposition of all or substantially all of the assets of the Intermediate Partnership, or (iii) vote the interest of any member of the Partnership Group in favor of the voting by the representatives of the Intermediate Partnership on the Northern Border Management Committee in favor of (A) the sale, exchange or other disposition of all or substantially all of Northern Border Pipeline's assets in a single transaction or in a series of related transactions or (B) the liquidation or merger, consolidation or other combination of Northern Border Pipeline with or into another entity, in any such case referred to in clause
(i), (ii) or (iii) without the approval of holders of a Unit Majority; provided, however, that this provision shall not preclude or limit the General Partner's ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership Group and shall not apply to any forced sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of at least two-thirds of the Outstanding Units, the General Partner shall not, on behalf of the Partnership, (aa) consent to any amendment to the Intermediate Partnership Agreement or take any action permitted to be taken by a partner of the Intermediate Partnership, in either case, that would have a material adverse effect on the Partnership as a partner of the Intermediate Partnership or (bb) except as permitted under Sections 11.2, 13.1 and 13.2, elect or cause the Partnership to elect a successor general partner of the Intermediate Partnership.

     (b) Unless approved by the affirmative vote of the holders of at least two-thirds of each class of Outstanding Units, the General Partner shall not take any action or refuse to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause the Partnership, any other member of the Partnership Group not then subject to being taxed as an entity for federal income tax purposes or Northern Border Pipeline to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes; provided that this Section 6.3(b) shall not be construed to apply to amendments to this Agreement (which are governed by Article XV) or mergers or consolidations of the Partnership with any Person (which, in the case of mergers or consolidations of the Partnership, any other member of the Partnership Group or Northern Border Pipeline with any Person, are governed by Article XVI).


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

Section 6.4 Reimbursement of the General Partner.

     (a) Except as provided in this Section 6.4 and elsewhere in this Agreement or any Group Member Agreement, the General Partner shall not be compensated for its services as general partner of the Partnership or of any Group Member.

     (b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership Group (including salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of the General Partner to perform services for the Partnership Group or for the General Partner in the discharge of its duties to the Partnership Group and including overhead allocated to the Partnership by any Affiliate of the General Partner), and (ii) all other necessary or appropriate expenses allocable to the Partnership Group or otherwise reasonably incurred by such Person in connection with operating the Partnership Group's business (including expenses allocated to such Person by its Affiliates); provided, however, that (A) ONEOK and its Affiliates, including OPGP, shall not be reimbursed hereunder for any amounts that are duplicative of amounts paid by any member of the Partnership Group to ONEOK pursuant to the Services Agreement and (B) the General Partner (as successor to NPNG) shall not be reimbursed for any amounts that are duplicative of amounts paid to it by Northern Border Pipeline pursuant to that certain Operating Agreement dated February 28, 1980, as amended, by and between NPNG and Northern Border Pipeline. The General Partner shall determine the fees and expenses that are allocable to the Partnership Group. Reimbursements pursuant to this Section 6.4 shall be in addition to any reimbursement to such Person as a result of indemnification pursuant to Section 6.7.

     (c) The General Partner, in its sole discretion and without the approval of the Limited Partners (who shall have no right under the Delaware Act or this Agreement to vote in respect thereof), may propose and adopt on behalf of the Partnership employee benefit and incentive plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Partnership Securities or options to purchase or rights, warrants or appreciation rights relating to Partnership Securities), or cause the Partnership to issue Partnership Securities in connection with, or pursuant to, any employee benefit plan, employee program or employee practice maintained or sponsored by the General Partner or any of its Affiliates, in each case for the benefit of employees of any General Partner or its Affiliates, or any Group Member or its Affiliates, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group.

Section 6.5 Outside Activities.

     (a) The General Partner, for so long as it is a general partner of the Partnership (i) agrees that its sole business will be to act as a general partner or managing member, as the case may be, of the Partnership and any other partnership or limited liability company of which the Partnership is, directly or indirectly, a partner or member and to undertake activities that are ancillary or related thereto (including being a limited partner in the Partnership) and to take such other action and conduct such other activities permitted to be taken or conducted by a general partner or managing member of any Group Member, pursuant to the terms of such member's partnership agreement, limited liability company agreement or other constituent document of such member (including acting as operator of any FERC pipeline system or other FERC jurisdictional facilities pursuant to the terms of an operating agreement to which the General Partner and such Group Member are parties), and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner or managing member, if any, of one or more Group Members or Northern Border Pipeline or as described in or contemplated by the Registration Statement, (B) the acquiring, owning or disposing of debt or equity securities in any Group Member (except that, notwithstanding the foregoing, employees of each General Partner may perform services for Affiliates of the General Partner) and (C) any business, debts or liabilities permitted of a general partner of Northern Border Pipeline pursuant to the terms of the Northern Border Pipeline Partnership Agreement.

     (b) Except as described in the Registration Statement or Section 6.5(a), no Indemnitee shall be expressly or implicitly restricted or proscribed pursuant to this Agreement, any Group Member Agreement, the Northern Border Pipeline Partnership Agreement or the partnership relationship established hereby or thereby from engaging in other activities for profit, whether in the businesses engaged in by any Group Member or Northern Border Pipeline or anticipated to be engaged in by any Group Member, Northern Border Pipeline or otherwise, including, without limitation, in the case of any Affiliate of the General Partner, those businesses and activities described in or contemplated by Section 6.1(b)(i) and by the Registration Statement. Without limitation of and subject to the foregoing, each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and to engage in and possess an interest in other business ventures of any and every type or description, independently or with others, including, without limitation, in the case of any Affiliate of the General Partner, business interests and activities of the type described in Section 6.1(b)(i), and none of the same shall constitute a breach of this Agreement, any Group Member Agreement or any duty to any Group Member or any Partners. Neither any Group Member, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement, any Group Member Agreement, the Northern Border Pipeline Partnership Agreement or the partnership relationship established hereby or thereby in any business ventures of any Indemnitee (subject, in the case of a General Partner, to compliance with Section 6.5(a)), and such Indemnitees shall have no obligation to offer any interest in any such business ventures to any Group Member, Northern Border Pipeline, any Limited Partner or any other Person. The General Partner and any other Persons affiliated with the General Partner may acquire Units or other Partnership Securities, in addition to those acquired by any of such Persons on the Closing Date, and shall be entitled to exercise all rights of an Assignee or Limited Partner, as applicable, relating to such Units or Partnership Securities, as the case may be.

     (c) Subject to the terms of Section 6.5(a) and Section 6.5(b), but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitees (other than the General Partner) in accordance with the provisions of this Section 6.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of any fiduciary duty or any other obligation of any type whatsoever of the General Partner or of any Indemnitee for any such Persons to permit an Indemnitee (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership and (iii) the Indemnitees shall have no obligation hereunder or as a result of any duty expressed or implied by law to present business opportunities to the Partnership.

Section 6.6 Loans to and from the General Partner; Loans or Contributions from the Partnership or Group Members.

     (a) The General Partner or any of its Affiliates may lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member, in each case for such periods of time and in such amounts as the General Partner may determine; provided, however, that in either such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm's-length basis (without reference to the lending party's financial abilities or guarantees), all as determined by the General Partner. The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 6.6(a) and Section 6.6(b), the term "Group Member" shall include any Affiliate of a Group Member that is controlled by the Group Member.

     (b) The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions determined by the General Partner; provided, however, that the Partnership may not charge the Intermediate Partnership interest at a rate greater than the rate that would be charged to the Intermediate Partnership (without reference to the financial abilities or guarantees of the General Partners), by unrelated lenders on comparable loans. No Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group Member).

     (c) The General Partner may permit the Partnership to enter into one or more agreements, in addition to the Services Agreement, with the General Partner and its Affiliates to render services to the Partnership or to the General Partner in the discharge of its duties to the Partnership. Any services rendered to the Partnership by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 6.6(c) shall be deemed satisfied as to (i) any transaction approved by Special Approval, (ii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership. The provisions of Section 6.4 shall apply to the rendering of services described in this Section 6.6(c).

     (d) The General Partner may cause the Partnership to transfer assets to joint ventures, other partnerships, corporations, limited liability companies, or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.


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     (e) None of the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 6.6(e) shall be deemed to be satisfied as to (i) the transactions effected pursuant to the Conveyance Agreement and any other transactions described in or contemplated by the Registration Statement, (ii) any transaction approved by Special Approval, (iii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or (iv) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership.

     (f) The General Partner and its Affiliates will have no obligation to permit the Partnership, any other Group Member or Northern Border Pipeline to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.

     (g) No borrowing by any Group Member or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty, expressed or implied, of the General Partner or any of its Affiliates to the Partnership or the Limited Partners by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to enable Incentive Distributions.

Section 6.7 Indemnification.

     (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that in each case the Indemnitee acted in good faith and in a manner which such Indemnitee believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; provided, further, that no indemnification pursuant to this Section
6.7 shall be available to the General Partner with respect to its obligations incurred pursuant to the Indemnity Agreement, any underwriting agreement or the Contribution Agreement (other than obligations incurred by such General Partner on behalf of any Group Member). The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 6.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.


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

     (b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 6.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 6.7.

     (c) The indemnification provided by this Section 6.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity (including any capacity under any underwriting agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

     (d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner and such other Persons as the General Partner shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership's activities or such Person's activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     (e) For purposes of this Section 6.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 6.7(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.

     (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

     (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

     (h) The provisions of this Section 6.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.


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     (i) No amendment, modification or repeal of this Section 6.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 6.8 Liability of Indemnitees.

     (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, the Assignees or any other Persons who have acquired interests in the Partnership Securities, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

     (b) Subject to its obligations and duties as set forth in Section 6.1, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

     (c) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership's business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement.

     (d) Any amendment, modification or repeal of this Section 6.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 6.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 6.9 Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

     (a) Unless otherwise expressly provided in this Agreement or any Group Member Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, any Group Member, any Partner or any Assignee, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval,
(ii) approved by the vote of a majority of the Common Units (excluding


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Common Units owned by the General Partner and its Affiliates), (iii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iv) fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution, and the General Partner may also adopt a resolution or course of action that has not received Special Approval. The General Partner (and the Conflicts Committee in connection with Special Approval) shall be authorized in connection with its determination of what is "fair and reasonable" to the Partnership and in connection with its resolution of any conflict of interest to consider (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting or engineering practices or principles; and (D) such additional factors as the General Partner (and, if applicable, the Conflicts Committee) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the General Partner (or the Conflicts Committee) to consider the interests of any Person other than the Partnership. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or under the Delaware Act or any other law, rule or regulation. If Special Approval is not sought and the General Partner determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) above, then it shall be presumed that, in making its decision, the General Partner acted in good faith, and in any proceeding brought by any Limited Partner or Assignee or by or on behalf of such Limited Partner or Assignee or any other Limited Partner or Assignee or the Partnership challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption. Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or equity, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Partners and shall not constitute a breach of this Agreement.

     (b) Whenever this Agreement, any Group Member Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates, is permitted or required to make a decisions (i) in its "sole discretion" or "discretion," that it deems "necessary or appropriate" or under a grant of similar authority or latitude, the General Partner or such Affiliates shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership, the Partnership Group, any Limited Partner or any Assignee, (ii) it may make such decisions in its sole discretion (regardless of whether there is a reference to "sole discretion" or "discretion" or otherwise, then, unless another express standard is provided for, or (iii) in "good faith" or under another express standard, the General Partner or such Affiliates causing it to do so, as the case may be, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. In addition, any actions taken


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

by the General Partner or such Affiliates consistent with the standards of "reasonable discretion" set forth in the definitions of Available Cash or Cash from Operations shall not constitute a breach of any duty of the members of the General Partner to the Partnership or the Limited Partners. The General Partner shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Partnership Group, other than in the ordinary course of business. No borrowing by the Partnership or any member of the Partnership Group or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to enable a General Partner to receive or increase the amount of Incentive Distributions. In order for a determination or other action to be in "good faith" for purposes of this Agreement, the Person or Persons making such determination or taking or declining to take such other action must believe that the determination or other action is in, or not inconsistent with, the best interests of the Partnership.

     (c) Whenever the General Partner, in its individual capacity as opposed to in its capacity as the general partner of the Partnership, makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then the General Partner, or such Affiliate(s) causing it to do so, are entitled to make such determination or to take or decline to take such other action free of any fiduciary duty or obligation whatsoever to the Partnership, any Limited Partner or Assignee, and the General Partner, or such Affiliates causing it to do so, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. By way of illustration and not of limitation, whenever the phrase, "at the option of the General Partner," or some variation of that phrase, is used in this Agreement, it indicates that the General Partner is acting in its individual capacity. For the avoidance of doubt, whenever a General Partner votes or transfers its Units or General Partner Percentage Interest, as appropriate, or refrains from voting or transferring its Units or General Partner Percentage Interest, as appropriate, it shall be acting in its individual capacity. A General Partner's organizational documents may provide that determinations to take or decline to take any action in its individual, rather than representative, capacity may or shall be determined by its members, if such General Partner is a limited liability company, stockholders, if such General Partner is a corporation, or the members or stockholders of such General Partner's general partner, if such General Partner is a partnership.

     (d) The Unitholders hereby authorize the General Partner, on behalf of the Partnership as a partner or member of a Group Member, to approve actions by the General Partner, board of directors, general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 6.9.

     (e) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.


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

     (f) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of the duly authorized officers of the General Partner and their duly appointed attorney or attorneys-in-fact.

Section 6.10 Other Matters Concerning the General Partner.

     (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

     (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of the duly authorized officers of the Partnership or the General Partner and their duly appointed attorney or attorneys-in-fact.

     (d) Any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation shall be modified, waived or limited as required to permit the General Partner to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement so long as such action is reasonably believed by the General Partner to be in, or not inconsistent with, the best interests of the Partnership.

Section 6.11 Title to Partnership Assets.

     Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of their Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such


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

assets in a manner satisfactory to the Partnership. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

Section 6.12 Purchase or Sale of Partnership Securities.

     The General Partner may cause the Partnership to purchase or otherwise acquire Partnership Securities. As long as Partnership Securities are held by any Group Member, such Partnership Securities shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Securities for its own account, subject to the provisions of Articles XI and XII.

Section 6.13 Registration Rights of Certain Persons.

     (a) If (i) the General Partner or any Affiliate thereof (including any Person that is an Affiliate of the General Partner at the date hereof notwithstanding that it may later cease to be an Affiliate of the General Partner) holds Partnership Securities that it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such holder of Partnership Securities (the "Holder") to dispose of the number of Partnership Securities it desires to sell at the time it desires to do so without registration under the Securities Act, then at the option and upon the request of the General Partner (in each case for its own account and/or on behalf of one or more of its Affiliates that is a Holder), which request may, without the prior approval of the General Partner, only be made once during any 12 month period following the Closing Date (it being agreed that such limitation shall apply to such parties as a group and not individually), the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use all reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Partnership Securities covered by such registration statement have been sold, a registration statement under the Securities Act registering the offering and sale of the number of Partnership Securities specified by the requesting party; provided, however, that (A) the General Partner shall not have the right to request more than five registrations pursuant to this Section 6.13(a) and (B) if the General Partner or the Conflicts Committee determines in good faith that the requested registration would be materially detrimental to the Partnership and its Partners because such registration would (x) materially interfere with a significant acquisition, reorganization or other similar transaction involving the Partnership, (y) require premature disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential or (z) render the Partnership unable to comply with requirements under applicable securities laws, then the Partnership shall have the right to postpone such requested registration for a period of not more than six months after receipt of the requesting party's request. In connection with any registration pursuant to the immediately preceding sentence, the Partnership shall (i) promptly prepare and file (A) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as the requesting party shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business


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

as a foreign corporation or partnership doing business in such jurisdiction solely as a result of such registration, and (B) such documents as may be necessary to apply for listing or to list the Partnership Securities subject to such registration on such National Securities Exchange as the Holder shall reasonably request, and (ii) do any and all other acts and things that may be necessary or appropriate to enable the Holder to consummate a public sale of such Partnership Securities in such states.

     (b) If any Holder holds Partnership Securities that it desires to sell and Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such Holder to dispose of the number of Partnership Securities it desires to sell at the time it desires to do so without registration under the Securities Act, then at the option and upon the request of the General Partner on behalf of such Holder, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use all reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Partnership Securities covered by such shelf registration statement have been sold, a "shelf" registration statement covering the Partnership Securities specified by the requesting party on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission; provided, however, that the Partnership shall not be required to affect more than three registrations for any Holder pursuant to Section 6.13(a) and this
Section 6.13(b); and provided further, however, that if the Conflicts Committee determines in good faith that any offering under, or the use of any prospectus forming a part of, the shelf registration statement would be materially detrimental to the Partnership and its Partners because such offering or use would (x) materially interfere with a significant acquisition, reorganization or other similar transaction involving the Partnership, (y) require premature disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential or (z) render the Partnership unable to comply with requirements under applicable securities laws, then the Partnership shall have the right to suspend such offering or use for a period of not more than six months after receipt of the Holder's request, such right pursuant to
Section 6.13(a) or this Section 6.13(b) not to be utilized more than once in any twelve-month period. In connection with any shelf registration pursuant to this
Section 6.13(b), the Partnership shall (i) promptly prepare and file (A) such documents as may be necessary to register or qualify the securities subject to such shelf registration under the securities laws of such states as the requesting party shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership or any General Partner (other than a General Partner that consents thereto) would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction solely as a result of such shelf registration, and (B) such documents as may be necessary to apply for listing or to be admitted to trading or to list or to admit for trading the Partnership Securities subject to such shelf registration on such National Securities Exchange as the Holder shall reasonably request, and (ii) do any and all other acts and things that may be necessary or appropriate to enable the Holder to consummate a public sale of such Partnership Securities in such states.

     (c) If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of equity securities of the Partnership for cash (other than an offering relating solely to an employee benefit plan), the Partnership shall so notify the General


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

Partner and shall use all reasonable efforts to include such number or amount of securities as such Persons (or their Affiliates) may notify the Partnership that they desire to be included in such registration statement; provided, that the Partnership is not required to make any effort or take an action to so include the securities of the Holder once the registration statement becomes or is declared effective by the Commission, including any registration statement providing for the offering from time to time of securities pursuant to Rule 415 of the Securities Act. If the proposed offering pursuant to this Section 6.13(c) shall be an underwritten offering, then, in the event that the managing underwriter or managing underwriters of such offering advise the Partnership and the requesting party in writing that in its or their opinion the inclusion of all or some of the requesting party's Partnership Securities would adversely and materially affect the success of the offering, the Partnership shall include in such offering only that number or amount, if any, of securities requested be included by such requesting party that, in the opinion of the managing underwriter or managing underwriters, will not so adversely and materially affect the offering.

     (d) Except as set forth in Section 6.13(e) and the remaining provisions of this Section 6.13(d), all costs and expenses of any registration and offering undertaken by the Partnership pursuant to Sections 6.13(a), (b) or (c) shall be paid by the Partnership, without reimbursement from the Persons whose other Partnership Securities are included in such registration and offering, except that all underwriting discounts and commissions attributable to any Partnership Securities of a Person that are included in such registration and offering shall be borne by such Person.

     (e) If underwriters are engaged in connection with any registration referred to in this Section 6.13, the Partnership shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, in addition to and not in limitation of the Partnership's obligation under Section 6.7, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the Persons participating in a registration pursuant to Sections 6.13(a), 6.13(b) or 6.13(c), its officers, directors and each Person who controls such Person (within the meaning of the Securities Act) and any agent thereof (collectively, "Indemnified Persons") from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (hereinafter referred to in this Section 6.13(e) as a "claim" and in the plural as "claims") based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Partnership Securities were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission


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or alleged omission made in such registration statement, such preliminary, summary or final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

     (f) The provisions of Section 6.13(a), 6.13(b), 6.13(c), 6.13(d) and 6.13(e) shall continue to be applicable with respect to the General Partner (and any of its Affiliates) after it ceases to be a general partner of the Partnership, during a period of three years subsequent to the effective date of such cessation and for so long thereafter as is required for the Holder to sell all of the Partnership Securities with respect to which it has requested during such three-year period inclusion in a registration statement otherwise filed or that a registration statement be filed; provided, however, that the Partnership shall not be required to file successive registration statements covering the same Partnership Securities for which registration was demanded during such three-year period. The provisions of Section 6.13(d) shall continue in effect thereafter.

     (g) The rights to cause the Partnership to register Partnership Securities pursuant to this Section 6.13 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such Partnership Securities, provided (i) the Partnership is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Partnership Securities with respect to which such registration rights are being assigned; and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this
Section 6.13.

     (h) Any request to register Partnership Securities pursuant to this Section
6.13 shall (i) specify the Partnership Securities intended to be offered and sold by the Person making the request, (ii) express such Person's present intent to offer such Partnership Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Partnership Securities, and (iv) contain the undertaking of such Person to provide all such information and materials and take all action as may be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Partnership Securities.

Section 6.14 Reliance by Third Parties.

     Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the Partnership authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives


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shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                   ARTICLE VII

                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 7.1 Limitation of Liability.

     The Limited Partners and the Assignees shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

Section 7.2 Management of Business.

     No Limited Partner or Assignee, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership; provided that the exercise by any Limited Partner of its right(s) to vote on matters specified herein or in the Delaware Act shall not constitute participation in the operation, management or control of the Partnership's business in violation of the Delaware Act. Any action taken by the General Partner, in its capacity as such, any Affiliate of the General Partner, any member of the Board of Directors or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a Limited Partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 7.3 Outside Activities of the Limited Partners.

     Subject to the provisions of Section 6.5, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners or Assignees, any Limited Partner or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners or Assignees shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.

Section 7.4 Return of Capital.

     No Limited Partner or Assignee shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or


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upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent provided by Article V or as otherwise expressly provided for in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee, either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners and Assignees agree within the meaning of Section 17-502(b) of the Delaware Act.

Section 7.5 Rights of Limited Partners.

     (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 7.5(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a Limited Partner in the Partnership, upon reasonable written demand stating the purpose of such demand, and at such Limited Partner's own expense:

          (i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

          (ii) promptly after its becoming available, to obtain a copy of the Partnership's federal, state and local income tax returns for each year;

          (iii) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

          (iv) to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with copies of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

          (v) to obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Partner and that each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

          (vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

     (b) Notwithstanding any other provision of this Agreement, the General Partner may keep confidential from the Limited Partners and Assignees, for such period of time as the General Partner deems reasonable, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets,
(ii) other information the disclosure of which the General Partner in good faith believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or its business, or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 7.5), or (iii) information that includes the social security or federal or state tax identification number of any Limited Partner.


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                                  ARTICLE VIII

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1 Records and Accounting.

     The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 7.5(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders and Assignees of Units or other Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

Section 8.2 Fiscal Year.

     The fiscal year of the Partnership shall be a fiscal year ending December
31.

Section 8.3 Reports.

     (a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Partnership, the General Partner shall cause to be mailed or made available, by any reasonable means (including posting on the Partnership's website), to each Record Holder of a Unit as of a date selected by the General Partner, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner with the approval of the Audit Committee.

     (b) As soon as practicable, but in no event later than 90 days after the close of each calendar quarter except the last calendar quarter of each fiscal year, the General Partner shall cause to be mailed or made available, by any reasonable means (including posting on the Partnership's website), to each Record Holder of a Unit, as of a date selected by the General Partner, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed or admitted to trading, or as the General Partner determines to be necessary or appropriate.


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                                   ARTICLE IX

                                   TAX MATTERS

Section 9.1 Tax Returns and Information.

     The General Partner shall arrange for the timely preparation and filing of all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and the taxable year or years that it is required by law to adopt, from time to time, as determined in good faith by the General Partner. The General Partner shall use all reasonable efforts to cause the Partnership to furnish within 90 days after the close of each taxable year of the Partnership, the tax information reasonably required by Record Holders for federal and state income tax reporting purposes. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes. The taxable year of the Partnership shall be the calendar year.

Section 9.2 Tax Elections.

     (a) The General Partner shall cause the Partnership to make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner's determination that such revocation is in the best interests of the Limited Partners. Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a Limited Partner Interest will be deemed to be the lowest quoted closing price of the Limited Partner Interests on any National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading during the calendar month in which such transfer is deemed to occur pursuant to Section 5.2(g) without regard to the actual price paid by such transferee.

     (b) Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.

Section 9.3 Tax Controversies.

     Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner and Assignee agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

Section 9.4 Withholding.

     Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that may be required to cause the Partnership and other Group Members to


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comply with any withholding requirements established under the Code or any other federal, state or local law including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including by reason of Section 1446 of the Code), the General Partner may treat the amount withheld as a distribution of cash pursuant to Section 5.3 in the amount of such withholding from such Partner.

Section 9.5 Entity-Level Taxation.

     If legislation is enacted or the interpretation of existing legislation is modified which causes the Partnership, the Intermediate Partnership, Northern Border Pipeline or any other Group Member not previously treated as a corporation for federal, state or local income tax purposes to be treated as an association taxable as a corporation or otherwise subjects the Partnership, the Intermediate Partnership or Northern Border Pipeline to entity level taxation for federal, state or local income tax purposes, the Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution or Third Target Distribution, as the case may be, shall be equal to the product obtained by multiplying (a) the amount thereof by (b) 1 minus the sum of (i) the highest marginal federal corporate (or other entity, as applicable) income tax rate of the Partnership (directly or through its interest in any Group Member or Northern Border Pipeline) for the fiscal year of the Partnership in which such quarter occurs (expressed as a percentage) plus (ii) the effective overall state and local income tax rate (expressed as a percentage) applicable to the Partnership (directly or through its interest in any Group Member or Northern Border Pipeline) for the calendar year next preceding the calendar year in which such quarter occurs (after taking into account the benefit of any deduction allowable for federal income tax purposes with respect to the payment of state and local income taxes), but only to the extent of the increase in such rates resulting from such legislation or interpretation. Such effective overall state and local income tax rate shall be determined for the calendar year next preceding the first calendar year during which the Partnership, any other Group Member or Northern Border Pipeline is taxable for federal income tax purposes as an association taxable as a corporation or is otherwise subject to entity level taxation by determining such rate as if the Partnership, any other Group Member or Northern Border Pipeline had been subject to such state and local taxes during such preceding calendar year.

Section 9.6 Entity-Level Arrearage Collections.

     If the Partnership is required by applicable law to pay any federal, state or local income tax on behalf of, or withhold such amount with respect to, any Partner or Assignee or any former Partner or Assignee (a) the General Partner shall cause the Partnership to pay such tax on behalf of such Partner or Assignee or former Partner or Assignee from the funds of the Partnership; (b) any amount so paid on behalf of, or withheld with respect to, any Partner or Assignee shall constitute a distribution out of Available Cash to such Partner or Assignee pursuant to Section 5.3; and (c) to the extent any such Partner or Assignee (but not a former Partner or Assignee) is not then entitled to such distribution under this Agreement, the General Partner shall be authorized, without the approval of any Partner or Assignee, to amend this Agreement insofar as is necessary to maintain the uniformity of intrinsic tax characteristics as to all Units and to make subsequent adjustments to distributions in a manner which, in the reasonable judgment of


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the General Partner, will make as little alteration as practicable in the priority and amount of distributions otherwise applicable under this Agreement, and will not otherwise alter the distributions to which Partners and Assignees are entitled under this Agreement. If the Partnership is permitted (but not required) by applicable law to pay any such tax on behalf of, or withhold such amount with respect to, any Partner or Assignee or former Partner or Assignee, the General Partner shall be authorized (but not required) to cause the Partnership to pay such tax from the funds of the Partnership and to take any action consistent with this Section 9.6. The General Partner shall be authorized (but not required) to take all necessary or appropriate actions to collect all or any portion of a deficiency in the payment of any such tax that relates to prior periods and that is attributable to Persons who were Limited Partners or Assignees when such deficiencies arose, from such Persons.

Section 9.7 Opinions of Counsel.

     Notwithstanding any other provision of this Agreement, if any Group Member or Northern Border Pipeline is treated as an association taxable as a corporation at any time or is otherwise taxable for federal income tax purposes as an entity at any time and, pursuant to the provisions of this Agreement, an Opinion of Counsel would otherwise be required to the effect that an action will not cause such Group Member or Northern Border Pipeline to become so treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes (to the extent not already so treated or taxed), such requirement for an Opinion of Counsel shall be deemed automatically waived.

                                    ARTICLE X

                          CERTIFICATES; RECORD HOLDERS

Section 10.1 Certificates.

     Upon the Partnership's issuance of Common Units to any Person, the Partnership shall issue, upon the request of such Person, one or more Certificates in the name of such Person evidencing the number of such Units being so issued. In addition, upon the General Partner's request, the Partnership shall issue to it one or more Certificates in the name of the General Partner evidencing its General Partner Percentage Interest, and upon the request of any Person owning other Partnership Securities other than Common Units, the Partnership shall issue to such Person one or more certificates evidencing such other Partnership Securities. Certificates shall be executed on behalf of the Partnership by the Chairman of the Board, Chief Executive Officer, Chief Operating Officer, President, any Executive Vice President or any Vice President and the Chief Financial Officer or the Secretary or any Assistant Secretary of the General Partner. No Common Unit Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent and by an Authorized Officer of the Partnership; provided, however, that if the General Partner elects to cause the Partnership to issue Common Units in global form, the Common Unit Certificates shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Common Units have been duly registered in accordance with the directions of the Partnership.


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Section 10.2 Registration and Transfer of Limited Partner Interests.

     (a) The General Partner shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and, subject to Section 10.2(b), the General Partner will provide for the registration and transfer of Limited Partner Interests. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Units and transfers of such Common Units as herein provided. The Partnership shall not recognize transfers of Certificates evidencing Limited Partner Interests unless such transfers are effected in the manner described in this Section 10.2. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to
Section 10.2(b), the General Partner on behalf of the Partnership shall execute and deliver, and in the case of Common Units, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered.

     (b) Except as otherwise provided in Section 11.5 the Partnership shall not recognize any transfer of Limited Partner Interests until the Certificates evidencing such Limited Partner Interests are surrendered for registration of transfer and such Certificates are accompanied by a Transfer Application, properly completed, duly executed by the transferee (or the transferee's attorney-in-fact duly authorized in writing). No charge shall be imposed by the Partnership for such transfer; provided, that as a condition to the issuance of any new Certificate under this Section 10.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto. No distributions or allocations will be made in respect of the Limited Partner Interests until a properly completed Transfer Application has been delivered.

Section 10.3 Mutilated, Destroyed, Lost or Stolen Certificates.

     (a) If any mutilated Certificate is surrendered to the Transfer Agent, the General Partner on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Securities as the Certificate so surrendered.

     (b) The General Partner on behalf of the Partnership shall execute and deliver, and the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

          (i) makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

          (ii) requests the issuance of a new Certificate before the Partnership has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

          (iii) if requested by the General Partner, delivers to the Partnership a bond, in form and substance satisfactory to the Authorized Officer, with surety or sureties and with fixed or open penalty as an Authorized Officer may direct to indemnify the Partnership,


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

     the Partners, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

          (iv) satisfies any other reasonable requirements imposed by the General Partner.

     If a Limited Partner or Assignee fails to notify the Partnership within a reasonable period of time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner or Assignee shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

     (c) As a condition to the issuance of any new Certificate under this
Section 10.3, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 10.4 Record Holders.

     The Partnership shall be entitled to recognize the Record Holder as the Partner or Assignee with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Persons on the other, such representative Person (a) shall be the Partner or Assignee (as the case may be) of record and beneficially, (b) must execute and deliver a Transfer Application and (c) shall be bound by this Agreement and shall have the rights and obligations of a Partner or Assignee (as the case may be) hereunder and as, and to the extent, provided for herein.

                                   ARTICLE XI

           TRANSFER OF INTERESTS; REDEMPTION OF PARTNERSHIP INTERESTS

Section 11.1 Transfer Generally.

     (a) The term "transfer," when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction (i) by which the General Partner assigns its General Partner Percentage Interest to another Person and includes a sale, assignment, gift, bequest, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise or (ii) by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person who is or becomes a Limited Partner or an Assignee, and


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includes a sale, assignment, gift, bequest, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

     (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void.

     (c) Nothing contained in this Agreement shall be construed to prevent a disposition by any stockholder, member, partner or other owner of a General Partner of any or all of the shares of stock, membership interests, partnership interests or other ownership interests in a General Partner.

Section 11.2 Transfer of the General Partner Percentage Interest.

     (a) Subject to Section 11.2(b) and Section 11.4, the General Partner may transfer all or any part of its General Partner Percentage Interest to another Person without Unitholder approval.

     (b) Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Percentage Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement, (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability under Delaware law of any Limited Partner or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed) and (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest of the General Partner as the general partner or managing member, if any, of each other Group Member. In the case of a transfer pursuant to and in compliance with this
Section 11.2, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 12.3, be admitted to the Partnership as the General Partner immediately prior to the transfer of the General Partner Percentage Interest, and the business of the Partnership shall continue without dissolution.

Section 11.3 Transfer of Limited Partner Interests.

     (a) Limited Partner Interests may be transferred only in the manner described in this Section 11.3. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement.

     (b) Until admitted as a Substituted Limited Partner pursuant to Article XII, the Record Holder of a Limited Partner Interest shall be an Assignee in respect of such Limited Partner Interest. Limited Partners may include custodians, nominees or any other individual or entity in its own or any representative capacity.

     (c) Each distribution in respect of Partnership Securities shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to


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the Record Holders thereof as of the Record Date set for the distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

     (d) A transferee of a Limited Partner Interest who has completed and delivered a Transfer Application shall be deemed to have (i) requested admission as a Substituted Limited Partner, (ii) agreed to comply with and be bound by and to have executed this Agreement, (iii) represented and warranted that such transferee has the right, power and authority and, if an individual, the capacity to enter into this Agreement, (iv) granted the powers of attorney set forth in this Agreement, and (v) given the consents and approvals and made the waivers contained in this Agreement.

Section 11.4 Restrictions on Transfers.

     Except as provided in Section 11.5(b) below, but notwithstanding the other provisions of this Article XI, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation, or (iii) cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).

Section 11.5 Citizenship Certificates.

     (a) The General Partner may impose restrictions on the transfer of Partnership Interests if it receives an Opinion of Counsel that such restrictions are necessary to avoid a significant risk of the Partnership becoming taxable as a corporation or otherwise becoming taxable as an entity for federal income tax purposes. The General Partner may impose such restrictions by amending this Agreement; provided, however, that any amendment that would result in the delisting or suspension of trading of any class of Limited Partner Interests on the principal National Securities Exchange on which such class of Limited Partner Interests is then listed or admitted to trading must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Limited Partner Interests of such class.

     (b) Nothing contained in this Article XI, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading.

     (c) If a transferee of a Limited Partner Interest fails to furnish a properly completed Citizenship Certification in a Transfer Application or if, upon receipt of such Citizenship Certification or otherwise, the General Partner determines that such transferee is not an Eligible Holder, the Limited Partner Interests owned by such transferee shall be subject to redemption in accordance with the provisions of Section 11.6.


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     (d) The General Partner may request any Limited Partner or Assignee to furnish to the General Partner, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other related status (or, if the Limited Partner or Assignee is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the General Partner may request. In addition, the General Partner may require that the status of any such Limited Partner or Assignee be changed to that of a Non-citizen Assignee and, thereupon, the General Partner or its designee shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of the Non-citizen Assignee's Limited Partner Interests.

     (e) The General Partner or its designee shall, in exercising voting rights in respect of Limited Partner Interests held by it on behalf of a Non-citizen Assignee, distribute the votes in the same ratios as the votes of Partners (including the General Partner) in respect of Limited Partner Interests other than those of such Non-citizen Assignee are cast, either for, against or abstaining as to the matter.

     (f) Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Article XIV but shall be entitled to the cash equivalent thereof, and the General Partner shall provide cash in exchange for an assignment of the Non-citizen Assignee's share of the distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the General Partner from the Non-citizen Assignee of his Partnership Interest (representing his right to receive his share of such distribution in kind).

     (g) At any time after a Non-citizen Assignee can and does certify that it has become an Eligible Citizen, such Non-citizen Assignee may, upon application to the General Partner, request admission as a Substituted Limited Partner with respect to any Limited Partner Interests of such Non-citizen Assignee not redeemed pursuant to Section 11.6, and upon admission of such Non-citizen Assignee pursuant to Section 12.2, the General Partner shall cease to be deemed to be the Limited Partner in respect of such Non-citizen Assignee's Limited Partner Interests.

Section 11.6 Redemption of Partnership Interests of Ineligible Assignees.

     (a) If at any time a Limited Partner, Assignee or transferee fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 11.5(d) or in a Transfer Application, or if upon receipt of such Citizenship Certification or other information the General Partner determines, with the advice of counsel, that a Limited Partner, Assignee or transferee is not an Eligible Citizen, the Partnership may, unless the Limited Partner, Assignee or transferee establishes to the satisfaction of the General Partner that such Limited Partner, Assignee or transferee is an Eligible Citizen or has transferred his Partnership Interests to a Person who is an Eligible Citizen and who furnishes a Citizenship Certification to the General Partner prior to the date fixed for redemption as provided below, redeem the Limited Partner Interest of such Limited Partner, Assignee or transferee as follows:

          (i) The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner, Assignee or transferee,


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     at his last address designated on the records of the Partnership or the
     Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Certificate evidencing the Redeemable Interests and that by virtue of the Limited Partner, Assignee or transferee's status as a Non-Citizen Assignee, no further allocations or distributions to which such Person would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

          (ii) The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Limited Partner Interests of the class to be so redeemed, multiplied by the number of Limited Partner Interests of each such class included among the Redeemable Interests. The redemption price shall be paid, as determined by the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 5% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

          (iii) Upon surrender by or on behalf of the Limited Partner, Assignee or transferee, at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Limited Partner, Assignee or transferee or his duly authorized representative shall be entitled to receive the payment therefor.

          (iv) After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Limited Partner Interests.

     (b) The provisions of this Section 11.6 shall also be applicable to Limited Partner Interests held by a Limited Partner or Assignee as nominee of a Person determined to be other than an Eligible Citizen.

     (c) Nothing in this Section 11.6 shall prevent the recipient of a notice of redemption from transferring its Limited Partner Interest before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided the transferee of such Limited Partner Interest certifies to the satisfaction of the General Partner certification, such redemption shall be effected from the transferee on the original redemption date.

                                   ARTICLE XII

                              ADMISSION OF PARTNERS

Section 12.1 Existing Limited Partners.

     The Persons who are listed as Limited Partners of the Partnership as of the Effective Date have been validly admitted to the Partnership as Initial Limited Partners or Substituted Limited Partners, as the case may be, in respect of the Common Units held by them.


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Section 12.2 Admission of Substituted Limited Partners.

     By transfer of a Limited Partner Interest in accordance with Article XI, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Certificate representing a Limited Partner Interest shall, however, only have the authority to convey to a purchaser or other transferee who does not execute and deliver a Transfer Application (a) the right to negotiate such Certificate to a purchaser or other transferee and (b) the right to transfer the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Limited Partner Interests. Each transferee of a Limited Partner Interest (including any nominee holder or an agent acquiring such Limited Partner Interest for the account of another Person) who executes and delivers a properly completed Transfer Application shall, by virtue of such execution and delivery, be an Assignee. Such Assignee shall automatically be admitted to the Partnership as a Substituted Limited Partner with respect to the Limited Partner Interests so transferred to such Person at such time as such transfer is recorded in the books and records of the Partnership, and until so recorded, such transferee shall be an Assignee. The General Partner shall periodically, but no less frequently than on the first Business Day of each calendar quarter, cause any unrecorded transfers of Limited Partner Interests with respect to which a properly completed, duly executed Transfer Application has been received to be recorded in the books and records of the Partnership. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including liquidating distributions, of the Partnership. With respect to voting rights attributable to Limited Partner Interests that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Limited Partner Interests on any matter, vote such Limited Partner Interests at the written direction of the Assignee who is the Record Holder of such Limited Partner Interests. If no such written direction is received, such Limited Partner Interests will not be voted. An Assignee shall have no other rights of a Limited Partner.

Section 12.3 Admission of a Successor General Partner.

     A successor General Partner approved pursuant to Section 13.1 or 13.2 or the transferee of or successor to all of the General Partner Percentage Interest pursuant to Section 11.2 who is proposed to be admitted as the successor General Partner shall be admitted to the Partnership as a General Partner, effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner, pursuant to Section 13.1 or 13.2 or the transfer of the General Partner Percentage Interest pursuant to Section 11.2; provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 11.2 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.

Section 12.4 Admission of Additional Limited Partners.

     (a) A Person (other than a General Partner, an Initial Limited Partner or a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this


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Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner:

          (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 1.4,

          (ii) a properly completed Transfer Application, including the Citizenship Certification contained therein; and

          (iii) such other documents or instruments as may be required by the General Partner to effect such Person's admission as an Additional Limited Partner.

     (b) Notwithstanding anything to the contrary in this Section 12.4, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded as such in the books and records of the Partnership, following the consent of the General Partner to such admission.

Section 12.5 Amendment of Agreement and Certificate of Limited Partnership.

     To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary or appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to
Section 1.4.

                                  ARTICLE XIII

                        WITHDRAWAL OR REMOVAL OF PARTNERS

Section 13.1 Withdrawal of the General Partner.

     (a) The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an "Event of Withdrawal");

          (i) The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

          (ii) The General Partner transfers all of its General Partner Percentage Interest pursuant to Section 11.2;

          (iii) The General Partner is removed pursuant to Section 13.2;

          (iv) The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the


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     United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 13.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of such General Partner or of all or any substantial part of its properties;

          (v) A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against such General Partner; or

          (vi) (A) in the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of such General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and
     (E) otherwise if and Event of Withdrawal occurs.

If an Event of Withdrawal specified in Section 13.1(a)(iv), (v) or (vi)(A), (B),
(C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 13.1 shall result in the withdrawal of the General Partner from the Partnership.

     (b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) the General Partner voluntarily withdraws by giving at least 90 days' advance notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice; (ii) at any time that such General Partner ceases to be a General Partner pursuant to
Section 13.1(a)(ii) or is removed pursuant to Section 13.2; or (iii) at any time that such General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than such General Partner and its Affiliates) own beneficially or of record or control at least 50% of the Outstanding Units. The withdrawal of a General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, if any, to the extent applicable, of the other Group Members. If a General Partner gives a notice of withdrawal pursuant to Section 13.1(a)(i), the holders of a Unit Majority, may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If, prior to the effective date of a General Partner's withdrawal, a successor is not selected by the Unitholders as provided herein or the Partnership does not receive an Opinion of Counsel ("Withdrawal Opinion of


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Counsel") that such withdrawal would not result in the loss of the limited liability of any Limited Partner or of the limited partner of the Intermediate Partnership or cause the Partnership, any other Group Member or Northern Border Pipeline to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed), the Partnership shall be dissolved in accordance with Section 14.1. Any successor General Partner elected in accordance with the terms of this Section 13.1 shall be subject to the provisions of Section 12.3.

Section 13.2 Removal of a General Partner.

     A General Partner may be removed if such removal is approved by the Unitholders holding at least 66 2/3% of the Outstanding Units (excluding Units held by the General Partner and its Affiliates) voting as a single class. Any such action by such Unitholders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders holding a Unit Majority (including Units held by the General Partners and their Affiliates). Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.3. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If a Person is elected as a successor General Partner in accordance with the terms of this Section 13.2, such Person shall, upon admission pursuant to Article XII, automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. The right of the holders of Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 13.2 shall be subject to the provisions of Section 12.3.

Section 13.3 Interest of Departing General Partner and Successor General
Partner.

     (a) In the event of (i) the withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the holders of Outstanding Units under circumstances where Cause does not exist, if a successor General Partner is elected in accordance with the terms of Section 13.1 or 13.2, the Departing General Partner shall have the option, exercisable prior to the effective date of the departure of such Departing General Partner, to require its successor to purchase its General Partner Percentage Interest and its general partner interest (or equivalent interest), if any, in the other Group Members (collectively, the "Combined Interest") in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its departure. If the General Partner is removed by the Unitholders under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement, and if a successor General Partner is elected in accordance with the terms of Section 13.1 or 13.2 (or if the business of the Partnership is continued pursuant to Section 14.2 and the successor General Partner is not the former General Partner), such successor shall have the option, exercisable prior to the effective date of the departure of such Departing General Partner (or, in the event the business of the Partnership is


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

continued, prior to the date the business of the Partnership is continued), to purchase the Combined Interest for the fair market value of such Combined Interest of the Departing General Partner. In either event, the Departing General Partner shall be entitled to receive all reimbursements due such Departing General Partner pursuant to Section 6.4 including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing General Partner or its Affiliates (other than any Group Member) for the benefit of the Partnership or the other Group Members. Subject to Section 13.3(b), the Departing General Partner shall, as of the effective date of its departure, cease to share in any allocations or distributions with respect to its General Partner Percentage Interest and Partnership income, gain, loss, deduction and credit will be prorated and allocated as set forth in Section 5.2(g).

     For purposes of this Section 13.3(a), the fair market value of a Departing General Partner's Combined Interest shall be deemed to equal the product of (x) such Departing General Partner's General Partner Percentage Interest and (y) an amount equal to the Hypothetical Equity Value of the Partnership as of the effective date of the departure of such Departing General Partner.

     (b) If the Combined Interest is not purchased in the manner set forth in
Section 13.3(a), the Departing General Partner (or its transferee) shall become a Limited Partner and its Combined Interest shall be converted into Common Units based on the fair market value of such Combined Interest as calculated pursuant to Section 13.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing General Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing General Partner (or its transferee) becomes a Limited Partner. For purposes of this Agreement, conversion of the Combined Interest of the Departing General Partner to Common Units will be characterized as if the Departing General Partner (or its transferee) contributed its Combined Interest to the Partnership in exchange for the newly issued Common Units.

     (c) If a successor General Partner is elected in accordance with the terms of Section 13.1 or 13.2, and the option described in Section 13.3(a) is not exercised by the party entitled to do so, a successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the Partnership cash in the amount equal to the product of the Percentage Interest of the Departing General Partner and the Net Agreed Value of the Partnership's assets on such date. In such event, each successor General Partner shall, subject to the following sentence, be entitled to its Percentage Interest of all Partnership allocations and distributions to which the Departing General Partner was entitled. In addition, the General Partner shall cause this Agreement to be amended to reflect that, from and after the date of such successor General Partner's admission, the aggregate interest of the successor General Partner in all Partnership distributions and allocations shall be 1%.

Section 13.4 Withdrawal of Limited Partners.

     No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner Interest becomes a Record Holder of the


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Limited Partner Interest so transferred, the transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

                                   ARTICLE XIV

                           DISSOLUTION AND LIQUIDATION

Section 14.1 Dissolution.

     The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 13.1 or 13.2, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 14.2) its affairs shall be wound up, upon:

     (a) the expiration of its term as provided in Section 1.5;

     (b) an Event of Withdrawal of the General Partner as provided in Section 13.1(a) (other than Section 13.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Section 13.1(b) or 13.2 and such successor is admitted to the Partnership pursuant to Section 13.3;

     (c) an election by the General Partner to dissolve the Partnership that is approved by the holders of at least 66 2/3% of the Outstanding Units (and all Limited Partners hereby expressly consent that such approval may be effected upon written consent of such percentage of the Outstanding Units);

     (d) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act;

     (e) the sale of all or substantially all of the assets of the Partnership Group; or

     (f) at any time there are no Limited Partners, unless the Partnership is continued without dissolution in accordance with the Delaware Act.

Section 14.2 Continuation of the Business of the Partnership After Dissolution.

     Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in
Section 13.1(a)(i) or (iii) and the failure to select a successor to such Departing General Partner pursuant to Section 13.1 or 13.2, then within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 13.1(a)(iv), (v) or (vi) and the failure to select a successor to such Departing General Partner pursuant to
Section 13.1 or 13.2, then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a Unit Majority may elect to continue the business of the Partnership on the same terms and conditions set forth in this Agreement by having as the successor general partner a Person approved by the holders of a Unit Majority. Upon any such election by the holders of a Unit Majority, all Partners shall be


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bound thereby and shall be deemed to have approved same. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

          (i) the Partnership shall continue without dissolution unless earlier dissolved in accordance with this Article XIV;

          (ii) if one or more successor General Partners is not a former General Partner, then the interest of such former General Partner shall be treated as interests of a Limited Partner and converted into Common Units in the manner provided in Section 13.3; and

          (iii) the successor General Partner shall be admitted to the Partnership as the General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement; provided, that the right of the holders of a Unit Majority to approve the successor General Partner and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership nor any other Group Member or Northern Border Pipeline would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue (to the extent not already so treated or taxed).

Section 14.3 Liquidator.

     Upon dissolution of the Partnership, unless the business of the Partnership is continued pursuant to Section 14.2, the General Partner or its designee or, if it fails to act, a liquidator or liquidating committee approved by the holders of a Unit Majority, shall be the Liquidator. The Liquidator (if other than the General Partner or its designee) shall be entitled to receive such compensation for its services as may be approved by the holders of a Unit Majority. The Liquidator (if other than the General Partner or its designee) shall agree not to resign at any time without 15 days' prior notice and (if other than the General Partner or its designee) may be removed at any time, with or without cause, by notice of removal approved by holders of at least a Unit Majority. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of a Unit Majority. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XIV, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in
Section 6.3(a)) to the extent necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.


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Section 14.4 Liquidation.

     The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 17-804 of the Delaware Act and the following:

     (a) The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 14.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may defer liquidation or distribution of the Partnership's assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership's assets would be impractical or would cause undue loss to the Partners. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Limited Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

     (b) Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 14.3) and amounts to Partners otherwise than in respect of their distribution rights under Article V. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

     (c) All property and all cash in excess of that required to discharge liabilities as provided in Section 14.4(b) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 14.4(c)) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

Section 14.5 Cancellation of Certificate of Limited Partnership.

     Upon the completion of the distribution of Partnership cash and property as provided in Section 14.4 in connection with the liquidation of the Partnership, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled, and such other actions as may be necessary to terminate the Partnership shall be taken.


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Section 14.6 Reasonable Time for Winding Up.

     A reasonable time shall be allowed for the orderly winding up of business and affairs of the Partnership and the liquidation of its assets pursuant to
Section 14.4 in order to minimize any losses otherwise attendant upon such winding up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

Section 14.7 Return of Contributions.

     The General Partners shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

Section 14.8 No Capital Account Restoration.

     No Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership.

Section 14.9 Waiver of Partition.

     To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

                                   ARTICLE XV

            AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

Section 15.1 Amendments to be Adopted Solely by the General Partner.

     Each Partner agrees that the General Partner, without the approval of any other Partner or Assignee, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

     (a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

     (b) admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

     (c) a change that the General Partner determines in its sole discretion to be necessary or appropriate (i) to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or (ii) to ensure that none of the Group Members or Northern Border Pipeline will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;


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     (d) a change that the General Partner determines in its sole discretion,
(i) does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect, (ii) to be necessary or appropriate (A) to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) to facilitate the trading of the Units (including the division of any class or classes of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed or admitted to trading, (iii) to be necessary or appropriate in connection with action taken by the General Partner pursuant to Section 4.5 or (iv) to be required to effect the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

     (e) a change in the fiscal year or taxable year of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Partnership including, if the General Partner shall so determine, a change in the dates on which distributions are to be made by the Partnership;

     (f) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

     (g) an amendment that the General Partner determines to be necessary or appropriate in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 4.2;

     (h) any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

     (i) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 16.3;

     (j) an amendment that the General Partner determines to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 3.1; or

     (k) any other amendments substantially similar to the foregoing.


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Section 15.2 Amendment Procedures.

     Except as provided in Sections 15.1 and 15.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by or with the consent of the General Partner; provided, however, that the General Partner shall have no duty or obligation to propose any amendment to this Agreement and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership, any Limited Partner or Assignee and, in declining to propose an amendment, to the fullest extent permitted by law shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. A proposed amendment shall be effective upon its approval by the General Partner and the holders of at least 66 2/3% of the Outstanding Units, unless a greater or different percentage is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment. The General Partner shall notify all Record Holders upon final adoption of any proposed amendments, including both amendments proposed and voted upon in accordance with this Section 15.2 and those proposed and voted upon in accordance with Section 15.3.

Section 15.3 Amendment Requirements.

     (a) Notwithstanding the provisions of Sections 15.1 and 15.2, no provision of this Agreement that establishes a percentage of Outstanding Units required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced.

     (b) Notwithstanding the provisions of Sections 15.1 and 15.2, no amendment to this Agreement may (a) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 15.3(c)), (b) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates or the General Partner without its consent, which consent may be given or withheld at such Person's option, (c) change Section 14.1(a) or 14.1(c), (d) restrict in any way action by or rights of the General Partner as set forth in this Agreement, (e) change the term of the Partnership or (f) except as provided in Section 14.1(b), give any Person the right to dissolve the Partnership.

     (c) Except as provided in Section 16.3, and without limitation of the General Partner's authority to adopt amendments to this Agreement without the approval of any Partners or Assignees as contemplated in Section 15.1, the General Partner may amend this Agreement without the approval of any Partners or Assignees, except that any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in


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relation to other classes of Partnership Interests must be approved by the holders of not less than two-thirds of the Outstanding Partnership Interests of the class affected.

     (d) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 15.1 and except as otherwise provided by Section 16.3(b), no amendments shall become effective without the approval of the holders of at least 95% of the Outstanding Units voting as a single class unless the Partnership obtains an Opinion of Counsel to the effect that (i) such amendment will not cause the Partnership, any other member of the Partnership Group or Northern Border Pipeline to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes (to the extent not already so treated or taxed) and (ii) such amendment will not affect the limited liability of any Limited Partner under applicable law.

     (e) Except as provided in Section 15.1, this Section 15.3 shall only be amended with the approval of the holders of not less than 95% of the Outstanding Units.

Section 15.4 Special Meetings.

     All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XV. Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Units of the class or classes for which a meeting is proposed. Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

Section 15.5 Notice of a Meeting.

     Notice of a meeting called pursuant to Section 15.4 shall be given to the Record Holders of the class or classes of Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with
Section 18.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

Section 15.6 Record Date.

     For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in


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     Section 15.11 the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals. If the General Partner does not set a Record Date, then (a) the Record Date for determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners shall be the close of business on the day next preceding the day on which notice is given, and (b) the Record Date for determining the Limited Partners entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Partnership in care of the General Partner in accordance with Section 15.11.

Section 15.7 Adjournment.

     When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XV.

Section 15.8 Waiver of Notice; Approval of Meeting; Approval of Minutes.

     The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, Limited Partners representing such quorum who were present in person or by proxy and entitled to vote, sign a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

Section 15.9 Quorum and Voting.

     The holders of two-thirds of the Outstanding Units of the class or classes for which a meeting has been called represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class or classes, unless any such action by the Limited Partners requires approval by holders of a majority in interest of the Outstanding Units of such class or classes, in which case the quorum shall be a majority (excluding, in either case, if such are to be excluded from the vote, Outstanding Units (owned by the General Partner and its Affiliates) of


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the Outstanding Units of such class or classes represented in person or by proxy. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Units that in the aggregate represent a majority of the Outstanding Units entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Units that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units specified in this Agreement. In the absence of a quorum, any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of holders of at least a majority of the Outstanding Units entitled to vote at such meeting represented either in person or by proxy, but no other business may be transacted, except as provided in Section 15.7.

Section 15.10 Conduct of a Meeting.

     The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 15.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

Section 15.11 Action Without a Meeting.

     Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Units that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Units held


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by the Limited Partners, the Partnership shall be deemed to have failed to receive a ballot for the Units that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability, (ii) will not jeopardize the status of the Partnership as a partnership under applicable tax laws and regulations, and
(iii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

Section 15.12 Voting and Other Rights.

     (a) Only those Record Holders of Outstanding Units on the Record Date set pursuant to Section 15.6 shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.

     (b) With respect to Units that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such broker, dealer, bank, trust company, clearing corporation or agent shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 15.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 10.4.

                                   ARTICLE XVI

                                     MERGER

Section 16.1 Authority.

     The Partnership may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited, and including a limited liability partnership), formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation ("Merger Agreement") in accordance with this Article XVI.


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Section 16.2 Procedure for Merger or Consolidation.

     Merger or consolidation of the Partnership pursuant to this Article XVI requires the prior consent of the General Partner; provided, however, that, to the fullest extent permitted by law, the General Partner shall have no duty or obligation to consent to any merger or consolidation of the Partnership and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership, any Limited Partner or Assignee and, in declining to consent to a merger or consolidation, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. If the General Partner shall determine to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

     (a) the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

     (b) the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the "Surviving Business Entity");

     (c) the terms and conditions of the proposed merger or consolidation;

     (d) the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partner interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

     (e) a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

     (f) the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 16.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of merger and stated therein); and


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     (g) such other provisions with respect to the proposed merger or consolidation that the General Partner determines to be necessary or appropriate.

Section 16.3 Approval by Limited Partners of Merger or Consolidation.

     (a) The General Partner, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XV. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a special meeting or the written consent.

     (b) The Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority, unless the Merger Agreement contains any provision which, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require the vote or consent of a greater percentage of the Outstanding Units or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement; provided that, in the case of a merger or consolidation in which the surviving entity is a corporation or other entity intended to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes, if in the opinion of the General Partner it is necessary to effect, in contemplation of such merger or consolidation, an amendment that would otherwise require a vote pursuant to Section 15.3(d), no such vote pursuant to Section 15.3(d) shall be required unless such amendment by its terms will be applicable to the Partnership in the event the merger or consolidation is abandoned or unless such amendment will be applicable to the Partnership during a period in excess of 10 days prior to the merger or consolidation.

     (c) After such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 16.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

Section 16.4 Certificate of Merger.

     Upon the required approval by the General Partner and the Limited Partners of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

Section 16.5 Amendment of Partnership Agreement.

     Pursuant to Section 17-211(g) of the Delaware Act, an agreement of merger or consolidation approved in accordance with this Article XVI may (a) effect any amendment to this Agreement or (b) effect the adoption of a new partnership agreement for the Partnership if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 16.5 shall be effective at the effective time or date of the merger or consolidation.


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Section 16.6 Effect of Merger.

     (a) At the effective time of the certificate of merger:

          (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

          (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

          (iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

          (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

     (b) A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

                                  ARTICLE XVII

                   RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

Section 17.1 Right to Acquire Limited Partner Interests.

     (a) Notwithstanding any other provision of this Agreement, if at any time not more than 20% of the total Limited Partner Interests of any class then Outstanding are held by Persons other than the General Partner and its Affiliates, the General Partner shall then have the right, which right the General Partner may assign and transfer in whole or in part to the Partnership or any Affiliate of such General Partner, exercisable at its option, to purchase all, but not less than all, of such Limited Partner Interests of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 17.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 17.1(b) is mailed. As used in this Agreement, (i) "Current Market Price" as of any date of any class of Units listed or admitted to trading on any National Securities Exchange means the average of the daily Closing Prices (as hereinafter defined) per Unit of such class for the 20 consecutive Trading Days (as hereinafter defined) immediately prior to such date; (ii) "Closing Price" for any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting


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system with respect to securities listed on the principal National Securities
Exchange on which the Units of such class are listed or admitted to trading or if the Units of such class are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or if on any such day the Units of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the Units of such class selected by the General Partner, or if on any such day no market maker is making a market in the Units of such class, the fair value of such Units on such day as determined reasonably and in good faith by the General Partner; and (iii) "Trading Day" means a day on which the principal National Securities Exchange on which the Units' of any class are listed or admitted to trading is open for the transaction of business or, if Units of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

     (b) If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 17.1(a), the exercising party or parties shall deliver to the Transfer Agent notice of such election to purchase (the "Notice of Election to Purchase") and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Limited Partner Interests of such class or classes (as of a Record Date selected by the General Partner) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 17.1(a) at which Limited Partner Interests will be purchased and state that the General Partner, its Affiliate(s) or the Partnership, as the case may be, elects to purchase such Limited Partner Interests, upon surrender of Certificates representing such Limited Partner Interests in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed. Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate(s) or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this Section 17.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Limited Partner Interests (including any rights pursuant to Articles IV, V, XI and XIV) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 17.1(a)) for Limited Partner Interests therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Limited Partner Interests, and such Limited Partner Interests shall thereupon be deemed to be transferred to the General Partner, its Affiliate(s) or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and such exercising party or parties shall be deemed to be the owner of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the owner of such Limited Partner Interests (including all rights as owner of such Limited Partner Interests pursuant to Articles IV, V, XI and XIV).

     (c) At any time from and after the Purchase Date, a holder of an Outstanding Limited Partner Interest subject to purchase as provided in this
Section 17.1 may surrender his Certificate evidencing such Limited Partner Interest to the Transfer Agent in exchange for payment of the amount described in Section 17.1(a), therefor, without interest thereon.

                                  ARTICLE XVIII

                               GENERAL PROVISIONS

Section 18.1 Addresses and Notices.

     Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address described below. Any notice, payment or report to be given or made to a Partner or Assignee hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Securities at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Securities by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 18.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner or Assignee at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners and Assignees. Any notice to the Partnership or the General Partner shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 1.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner, Assignee or other Person if believed by it to be genuine.

Section 18.2 Further Action.

     The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 18.3 Binding Effect.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 18.4 Integration.

     This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 18.5 Creditors.

     None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 18.6 Waiver.

     No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 18.7 Counterparts.

     This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Unit, upon accepting the certificate evidencing such Unit or executing and delivering a Transfer Application as herein described, independently of the signature of any other party.

Section 18.8 Applicable Law.

     This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 18.9 Invalidity of Provisions.

     If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 18.10 Consent of Partners.

     Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

Section 18.11 Facsimile Signatures.

     The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Partnership on certificates representing Common Units or any other class of Limited Partner Interests is expressly permitted by this Agreement.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                     GENERAL PARTNER:

                                     ONEOK PARTNERS GP, L.L.C.


                                     By: /s/ DAVID KYLE
                                         ---------------------------------------
                                     Name: David Kyle
                                     Title: Chairman and Chief Executive Officer

                                     LIMITED PARTNERS:

                                     All Limited Partners now and hereafter
                                     admitted as Limited Partners of the
                                     Partnership, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to the Authorized Officer.

                                     AUTHORIZED OFFICER


                                     By: /s/ DAVID KYLE
                                         ---------------------------------------
                                     Name: David Kyle
                                     Title: Chairman and Chief Executive Officer

                                     As attorney-in-fact for all Limited
                                     Partners pursuant to the Powers of Attorney granted pursuant to Section 1.4 of the Prior Agreement

                                    EXHIBIT A
                       TO THE SECOND AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP OF
                              ONEOK PARTNERS, L.P.

                       CERTIFICATE EVIDENCING COMMON UNITS
                    REPRESENTING LIMITED PARTNER INTERESTS IN
                              ONEOK PARTNERS, L.P.

No. __________                                           __________ Common Units

     The undersigned officers of ONEOK PARTNERS, L.P., a Delaware limited partnership (the "Partnership"), hereby certify that ____________ (the "Holder") is the registered owner of Common Units representing limited partner interests in the Partnership (the "Common Units") transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Common Units represented by this Certificate. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Second Amended and Restated Agreement of Limited Partnership of ONEOK Partners, L.P., as amended, supplemented or restated from time to time (the "Partnership Agreement"). Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 100 W. 5th Street, Suite 1831, Tulsa, Oklahoma 74103-4298. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

     The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

     This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:                                  ONEOK PARTNERS, L.P.
       -----------------
                                        ONEOK PARTNERS GP, L.L.C.


                                        By:
                                            ------------------------------------
                                            Chief Executive Officer


                                        By:
                                            ------------------------------------
                                            Chief Financial Officer

Countersigned and Registered by:


-------------------------------------
as Transfer Agent and Registrar


By:
    ------------------------------------
    Authorized Signature

                            [Reverse of Certificate]

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM -  as tenants in common         UNIF GIFT/TRANSFERS MIN ACT

TEN ENT -  as tenants by the            ____________ Custodian __________
           entireties                   (Cust)                 (Minor)

JT TEN - as joint tenants with right    under Uniform Gifts/Transfers to CD
         of survivorship and not as     Minors Act _______________ (State)
         tenants in common

Additional abbreviations, though not in the above list, may also be used.

                           ASSIGNMENT OF COMMON UNITS
                                       IN
                              ONEOK PARTNERS, L.P.

              IMPORTANT NOTICE REGARDING INVESTOR RESPONSIBILITIES
                DUE TO TAX SHELTER STATUS OF ONEOK PARTNERS, L.P.

     You have acquired an interest in ONEOK Partners, L.P., 100 W. 5th Street, Suite 1831, Tulsa, Oklahoma 74103-4298, whose taxpayer identification number is ____________. The Internal Revenue Service has issued ONEOK Partners, L.P. the following tax shelter registration number: ____________.

     YOU MUST REPORT THIS REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE IF YOU CLAIM ANY DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN ONEOK PARTNERS, L.P.

     You must report the registration number as well as the name and taxpayer identification number of ONEOK Partners, L.P. on Form 8271. FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN ONEOK PARTNERS, L.P.

     If you transfer your interest in ONEOK Partners, L.P. to another person, you are required by the Internal Revenue Service to keep a list containing (a) that person's name, address and taxpayer identification number, (b) the date on which you transferred the interest and (c) the name, address and tax shelter registration number of ONEOK Partners, L.P. If you do not want to keep such a list, you must (1) send the information specified above to the Partnership, which will keep the list for this tax shelter, and (2) give a copy of this notice to the person to whom you transfer your interest. Your failure to comply with any of the above-described responsibilities could result in the imposition of a penalty under Section 6707(b) or 6708(a) of the Internal Revenue Service Code of 1986, as amended, unless such failure is shown to be due to reasonable cause.

     ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE.

     FOR VALUE RECEIVED, ______________________________ hereby assigns, conveys, sells and transfers unto

-------------------------------------   ----------------------------------------
(Please print or typewrite name         (Please insert Social Security or other
and address of Assignee)                identifying number of Assignee)

___________ Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint ________________ as its attorney-in-fact with full power of substitution to transfer the same on the books of ONEOK Partners, L.P.

Date:                                   NOTE: The signature to any endorsement
      -------------------------------         hereon must correspond with the
                                              name as written upon the face of
                                              this Certificate in every
                                              particular, without alteration,
                                              enlargement or change.

SIGNATURE(S) MUST BE GUARANTEED BY AN
ELIGIBLE GUARANTOR INSTITUTION          ----------------------------------------
(BANKS, STOCKBROKERS, SAVINGS AND       (Signature)
LOAN ASSOCIATIONS AND CREDIT UNIONS
WITH MEMBERSHIP IN AN APPROVED
SIGNATURE GUARANTEE MEDALLION           ----------------------------------------
PROGRAM), PURSUANT TO S.E.C. RULE       (Signature)
17D-15


-------------------------------------


SIGNATURE GUARANTEED:
                      -----------------

     No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Common Units has been properly completed and executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Common Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Common Units.

                    APPLICATION FOR TRANSFER OF COMMON UNITS

     The undersigned ("Assignee") hereby applies for transfer to the name of the Assignee of the Common Units evidenced hereby and hereby certifies to ONEOK Partners, L.P. (the "Partnership") that the Assignee (including to the best of Assignee's knowledge, any person for whom the Assignee will hold the Common Units) is an Eligible Citizen.(1)

     The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Second Amended and Restated Agreement of Limited Partnership of ONEOK Partners, L.P., as amended, supplemented or restated to the date hereof (the "Partnership Agreement"), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the members of the General Partner and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee's attorney-in-fact to execute, swear to, acknowledge and file any document, including the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee's admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement, and (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date:
      --------------------------


-------------------------------------   ----------------------------------------
Social Security or other identifying    Signature of Assignee
number

-------------------------------------   ----------------------------------------
Purchase Price, including               Name and Address of Assignee
commissions, if any

Type of Entity (check one):

[ ]  Individual   [ ]  Partnership       [ ]  Corporation

[ ]  Trust        [ ]  Other (specify)
                                         ---------------------------------------

If not an Individual (check one):

----------
(1) The Term "Eligible Citizen" means a Person qualified to own interests in real property in jurisdictions in which any member of the Partnership Group or ONEOK Pipeline does business or proposes to do business from time to time, and whose status as a Limited Partner or Assignee does not or would not subject any member of the Partnership Group or ONEOK Pipeline to a substantial risk of cancellation or forfeiture of any of its properties or any interest therein.

[ ] the entity is subject to United States federal income taxation on the income generated by the Partnership;

[ ] the entity is not subject to United States federal income taxation, but it is a pass-through entity and all of its beneficial owners are subject to United States federal income tax on the income generated by the Partnership;

[ ] the entity is not subject to United States federal income taxation and it is (a) not a pass-through entity or (b) it is a pass-through entity but one or more of its beneficial owners is not subject to United States federal income taxation on the income generated by the Partnership.

Nationality (check one):

     [ ]  U.S. Citizen, Resident or Domestic Entity

     [ ]  Foreign Corporation  [ ] Non-resident Alien

     If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

     Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the "Code"), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interestholder's interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).

Complete Either A or B:

A.   Individual Interestholder

     1.   I am not a non-resident alien for purposes of U.S. income taxation.

     2.   My U.S. taxpayer identification number (Social Security Number) is
          __________.

     3.   My home address is __________________________________________________.

B.   Partnership, Corporation or Other Interest-Holder

     1.   ___________________________   is not a foreign corporation, foreign
          (Name of Interest-Holder)     partnership, foreign trust or foreign
                                        estate
                                        (as those terms are defined in the Code
                                        and Treasury Regulations).

     2.   The interestholder's U.S. employer identification number is
          ___________.

     3. The interestholder's office address and place of incorporation (if applicable) is ___________.

     The interest-holder agrees to notify the Partnership within 60 days of the date the interest-holder becomes a foreign person.

     The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

     Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:

                                        ----------------------------------------
                                        Name of Interest-Holder


                                        ----------------------------------------
                                        Signature and Date

                                        ----------------------------------------
                                        Title (if applicable)

     Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other Person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a Person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any Person for whom the Assignee will hold the Common Units shall be made to the best of the Assignee's knowledge.

                                     ANNEX A

1.   THE FOLLOWING DEFINITION SHALL BE DELETED IN ITS ENTIRETY FROM ARTICLE II:

     "HYPOTHETICAL EQUITY VALUE".

2.   SECTION 13.2 SHALL BE AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

     "Section 13.2 Removal of the General Partner.

          The General Partner may be removed if such removal is approved by the Unitholders holding at least 66 2/3% of the Outstanding Units (including for purposes of such determination Units held by the General Partner and its Affiliates) voting as a single class. Any such action by such Unitholders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders holding a majority of the outstanding Common Units voting as a class (including for purposes of such determination Units held by the General Partner and its Affiliates). Such removal shall be effective immediately following the admission of a successor General Partner. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, to the extent applicable, of the Intermediate Partnership and any other Group Members of which the General Partner is a general partner or managing member. If a Person is elected as a successor General Partner in accordance with the terms of this
     Section 13.2, such Person shall, upon admission pursuant to Article XII, automatically become a successor general partner or managing member, to the extent applicable, of the Intermediate Partnership and any other Group Members of which the General Partner is a general partner of a managing member. The right of the holders of Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 13.2 shall be subject to the provisions of Section 12.3."

3. THE SECOND PARAGRAPH OF SECTION 13.3(a) SHALL BE AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

          "For purposes of this Section 13.3(a), the fair market value of the Departing General Partner's Combined Interest shall be determined by agreement between the Departing General Partner and its successor or, failing agreement within 30 days after the effective date of such Departing General Partner's departure, by an independent investment banking firm or other independent expert selected by the Departing General Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing General Partner shall designate an independent investment banking firm or other independent expert, the Departing General Partner's successor shall designate an independent investment banking firm or other independent expert, and the two so designated firms or experts shall designate a third independent investment banking firm or other independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest of the Departing General Partner. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Units are then listed or admitted to trading, the value of the Partnership's assets, the rights and obligations of the Departing General Partner and other factors it may deem relevant."

4.   SECTION 13.3(b) SHALL BE AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

     (b) If the Combined Interest of a Departing General Partner is not acquired in the manner set forth in Section 13.3(a), the Departing General Partner shall become a Limited Partner and the Combined Interest shall be converted into Common Units based on the fair market value of such Combined Interest as calculated pursuant to Section 13.3(a) and the Current Market Price of the Common Units as of the effective date of the departure of such Departing General Partner. Any successor General Partner shall indemnify the Departing General Partner as to all debts and liabilities of the Partnership arising on or after the date on which the Departing General Partner becomes a Limited Partner. For purposes of this Agreement, conversion of a General Partner's Percentage Interest to Common Units will be characterized as if such General Partner contributed its General Partner Percentage Interest to the Partnership in exchange for the newly-issued Common Units.